Exhibit 4.2

EXECUTION COPY

INDENTURE

Dated as of January 20, 2010

Among

BROCADE COMMUNICATIONS SYSTEMS, INC.

THE GUARANTORS PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

6.875% SENIOR SECURED NOTES DUE 2020

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.05
(b)	14.03
(c)	14.03
313 (a)	7.06
(b)(1)	10.09
(b)(2)	7.06;7.07
(c)	7.06;14.02
(d)	7.06
314 (a)	4.03;14.02; 14.05
(b)	10.09
(c)(1)	14.04
(c)(2)	14.04
(c)(3)	N.A.
(d)	10.09
(e)	14.05
(f)	N.A.
315 (a)	7.01
(b)	7.05;14.02
(c)	7.01
(d)	7.01
(e)	6.14
316 (a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12;9.04
317 (a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318 (a)	14.01
(b)	N.A.
(c)	14.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

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INDENTURE, dated as of January 20, 2010 among Brocade Communications Systems, Inc., a Delaware corporation, the Guarantors listed on the signature pages hereto and Wells Fargo Bank, National Association, a national banking association, as Trustee.

W I T N E S S E T H

WHEREAS, the Company has duly authorized the creation of and issue of $300,000,000 aggregate principal amount of 6.875% Senior Secured Notes due 2020 (the “Initial Notes”); and

WHEREAS, each of the Guarantors has duly authorized the execution and delivery of this Indenture;

WHEREAS, each of the Company and the Guarantors has received good and valuable consideration for the execution and delivery of this Indenture, the Notes and the Guarantees, as the case may be;

WHEREAS, each of the other Guarantors will derive substantial direct and indirect benefits from the issuance of the Notes;

WHEREAS, all necessary acts and things have been done to make: (1) the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the legal, valid and binding obligations of the Company; (2) this Indenture a legal, valid and binding agreement of the Company in accordance with the terms of this Indenture; and (3) this Indenture, including the Guarantees hereunder, a legal, valid and binding agreement of each of the Guarantors in accordance with the terms of this Indenture;

NOW, THEREFORE, the Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“2018 notes” means the $300,000,000 in aggregate principal amount of 6.625% senior secured notes due 2018 issued by the Company on the Issue Date.

“Acquired Debt” means Debt (1) of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person; provided, however, that such Debt was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. Acquired Debt shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement or Section 6.02(c).

“Additional Notes” means additional Notes (other than Initial Notes and Exchange Notes for such Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01.

“Administrative Agent” means Bank of America, N.A., as administrative agent for the Credit Agreement Secured Parties (as defined in the Intercreditor Agreement) under the Credit Documents (as defined in the Intercreditor Agreement) (in such capacity and together with its successors in such capacity).

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the then outstanding principal amount of the Note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the Redemption Price of the Note at January 15, 2015 (such Redemption Price being 103.438% of the principal amount of the outstanding Notes at such redemption date) plus (ii) all required interest payments due on the Note through January 15, 2015 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Note.

“Asset Acquisition” means:

(1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or

(2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Company or any of its Restricted Subsidiaries to any Person (other than to the Company or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of:

(1) Capital Interests in a Subsidiary (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or

(2) any other property or assets (other than in the ordinary course of business, including any sale or other disposition of obsolete, worn-out, retired or surplus property);

provided, however, that the term “Asset Sale” shall exclude:

(a) any asset disposition permitted by Section 5.01 that constitutes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole;

(b) any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $10,000,000;

(c) sales or other dispositions of inventory, cash or Eligible Cash Equivalents;

(d) sales of interests in Unrestricted Subsidiaries;

(e)(i) the Campus Sale-Leaseback and (ii) the transfer, sale or other dispositions of property pursuant to Sale and Leaseback Transactions (other than the Campus Sale-Leaseback); provided, however, that the Fair Market Value of all property so transfer, sold or disposed of pursuant to clause (ii) shall not exceed $50,000,000 in the aggregate from and after the Issue Date;

(f) the disposition of assets that, in the good faith judgment of the Company, are no longer used or useful in the business of such entity;

(g) a Restricted Payment or Permitted Investment that is otherwise permitted by this Indenture;

(h) any trade-in of equipment in exchange for other equipment; provided, however, that in the good faith judgment of the Company, the Company or such Restricted Subsidiary receives equipment having a fair market value equal to or greater than the equipment being traded in;

(i) the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets between the Company or any of its Restricted Subsidiaries and another person to the extent that the Related Business Assets received by the Company or its Restricted Subsidiaries have a fair market value that is equal to or greater than the Related Business Assets transferred;

(j) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(k) leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries and otherwise in accordance with the provisions of this Indenture;

(l) any disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Restricted Subsidiary;

(m) the sale, discount or other disposition of accounts receivable in connection with the collection, compromise or settlement thereof in the ordinary course of business;

(n) licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business;

(o) a foreclosure on assets to the extent it would not otherwise result in a Default or Event of Default;

(p) the surrender or waiver of contractual rights and the settlement or waiver of contractual or litigation claims in the ordinary course of business;

(q) the transfer, sale or other disposition resulting from any involuntary loss of title, involuntary loss or damage to or destruction of, or any condemnation or other taking of, any property or assets of the Company or any Subsidiary;

(r) the transfer, sale, lease or other disposition of intangible property to Foreign Subsidiaries in exchange for cash substantially contemporaneously therewith made as part of the tax planning strategy of the Company and its Subsidiaries;

(s) any sale, transfer, lease or other disposition by the Company and its Subsidiaries of property or assets; provided, however, that (i) the consideration received for such property or assets shall be at least equal to the Fair Market Value of such property or assets and shall consist of assets used or useful in a Permitted Business, cash or Eligible Cash Equivalents, or any combination of the foregoing, and (ii) the aggregate Fair Market Value of all property transferred, sold, leased or otherwise disposed of in reliance on this clause shall not exceed $25,000,000 in the aggregate in any fiscal year;

(t) the purchase and sale or other transfer (including by capital contribution) of Receivables Assets pursuant to a Permitted Receivables Financing;

(u) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business; and

(v) any sales of Capital Interests in a Permitted Joint Venture pursuant to agreements relating to such Permitted Joint Venture, provided that (a) such sales are permitted by clause (8) of Section 4.11(b) and (b) the consideration received by the Company and its Restricted Subsidiaries will be exempted from the definition of “Asset Sale” under this clause (v) only insofar as such consideration consists of assets other than cash, Eligible Cash Equivalents or assets that would be deemed to be cash under clause (2) of Section 4.10(a).

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may be extended); provided, however, that if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Attributable Debt represented thereby will be determined in accordance with the definition of “Capital Lease Obligations” included in this Section 1.01.

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (b) the amount of such principal payment by (2) the sum of all such principal payments.

“Bankruptcy Code” means the United States Bankruptcy Code, codified as Title 11, U.S. Code § 101–1330, as amended.

“Bankruptcy Laws” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for relief of debtors.

“Board of Directors” means (1) with respect to the Company or any Restricted Subsidiary, its board of directors or any duly authorized committee thereof; (2) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (3) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Business Day” means any day other than a Legal Holiday

“Campus Sale-Leaseback” means the sale-leaseback of the property located at the intersection of Highway 237 and North 1st Street, in San Jose, California.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Change of Control” means:

(1) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or has become the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the Voting Interests in the Company; provided, however, that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly,

(2) during any period of twelve consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the equity holders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company’s Board of Directors then in office, or

(3) the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all assets of the Company and its Subsidiaries taken as a whole to, or merges or consolidates with, a Person other than a Restricted Subsidiary of the Company.

“Change of Control Triggering Event” means the occurrence of (1) a Change of Control that is accompanied or followed by a downgrade of the Notes within the Ratings Decline Period by each of Moody’s and S&P (or, in the event Moody’s or S&P or both shall cease rating the notes (for reasons outside the control of the Company) and the Company shall select any other nationally recognized rating agency, the equivalent of such ratings by such other nationally recognized rating agency) and (2) the rating of the Notes on any day during such Ratings Decline Period is below the lower of the rating by such nationally recognized rating agency in effect (a) immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement) and (b) on the Issue Date.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Collateral” means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Notes and the Note Guarantees pursuant to the Collateral Documents.

“Collateral Agent” means the Person appointed as such in accordance with the terms of Section 10.01, which shall initially be Wells Fargo Bank, National Association.

“Collateral Documents” means the mortgages, deeds of trust, deeds to secure debt, security agreements, pledge agreements, agency agreements, Intercreditor Agreement and other instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of the holders of the Notes and the Trustee or notice of such pledge, assignment or grant is given.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

“Company” means Brocade Communication Systems, Inc. and any successor thereto.

“Consolidated EBITDA” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(1) Consolidated Net Income;

(2) Consolidated Non-cash Charges;

(3) Consolidated Interest Expense to the extent the same was deducted in computing Consolidated Net Income;

(4) Consolidated Income Tax Expense;

(5) impairment charges, including the write-down of Investments;

(6) restructuring expenses and charges;

(7) any expenses or charges related to any equity offering, Permitted Investment, recapitalization or Debt Incurrence permitted to be made under this Indenture (whether or not successful) or related to the issuance of the Notes;

(8) the amount of any interest expense attributable to minority equity interests of third parties in any non-wholly owned Subsidiary to the extent deducted in such period in computing Consolidated Net Income;

(9) any net loss from discontinued operations;

(10) any costs or expenses incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Capital Interests of the Company (other than Redeemable Capital Interests); and

(11) any cash restructuring charges and integration costs in connection with the Merger in an aggregate amount not to exceed $75,000,000.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted in computing Consolidated Net Income.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the total net interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP to the extent deducted in calculating Consolidated Net Income, of such Person and its Restricted Subsidiaries, including, without limitation:

(1) any amortization of debt discount;

(2) the net cost under any Hedging Obligation or Swap Contract in respect of interest rate protection (including any amortization of discounts);

(3) the interest portion of any deferred payment obligation;

(4) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances, financing activities or similar activities;

(5) all accrued interest;

(6) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP;

(7) all capitalized interest of such Person and its Restricted Subsidiaries for such period; and

(8) commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing which are payable to any Person other than the Company and its Restricted Subsidiaries.

“Consolidated Leverage Ratio” means, on any date (the “Transaction Date”), the ratio of:

(1) Debt of the Company and its Restricted Subsidiaries, to

(2) the aggregate amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the Four Quarter Period.

In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” shall be calculated after giving effect on a pro forma basis for the period of such calculation, to:

(1) any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) by the Company or any Restricted Subsidiary occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four Quarter Period;

(2) any designation of a Restricted Subsidiary to be an Unrestricted Subsidiary or any other Person to be a Restricted Subsidiary occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such designation occurred on the first day of the Four Quarter Period;

(3) to the extent the transaction giving rise to the need to calculate Consolidated Leverage Ratio is an Incurrence of Debt by such Person or any of its Restricted Subsidiaries, such Incurrence of such Debt (and any other Debt of such Person or any of its Restricted Subsidiaries being Incurred contemporaneously) as if such Incurrence of Debt (and the receipt and application of the proceeds therefrom) had occurred on the first day of the Four Quarter Period;

(4) any Debt Incurred (other than Debt covered by clause (3) above), including any Acquired Debt deemed Incurred, by such Person or any of its Restricted Subsidiaries during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence (and the receipt and application of proceeds therefrom) had occurred on the first day of the Four Quarter Period; and

(5) any Debt of such Person or any of its Restricted Subsidiaries repaid during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Debt had been repaid on the first day of the Four Quarter Period.

For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X under the Securities Act. Furthermore, in calculating “Consolidated Leverage Ratio” for any Debt the incurrence of which is being given pro forma effect:

(a) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date (after taking into account any interest rate agreements applicable to such Debt);

(b) if interest on any Debt actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest expense on such Debt shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate; and

(c) interest on any Debt Incurred under the revolving portion of a Credit Facility shall be calculated based on the average daily balance of such Debt during the applicable period.

For purposes of the calculations hereunder, the amount of Debt outstanding under any revolving portion of any Credit Facility shall be calculated based on (A) the average daily balance of such Debt during the Four Quarter Period or such shorter period for which such Credit Facility was outstanding, or (B) if such Credit Facility was created after the end of the Four Quarter Period, the average daily balance of such Debt during the period from the creation of such facility to the Transaction Date. If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

(1) all extraordinary gains or losses (net of fees and expense relating to the transaction giving rise thereto), income, expenses or charges;

(2) the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries provided, however, that net income of any such unconsolidated Person or Unrestricted Subsidiary shall be included to the extent that cash dividends or distributions have actually been received by such Person or one of its Restricted Subsidiaries;

(3) gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(4) the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations, on an after-tax basis;

(5) solely for purposes of determining the amount available for Restricted Payments under clause (3) of Section 4.07(a) the net income of any Restricted Subsidiary (other than a Guarantor) or such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders (other than (a) restrictions that have been waived or released; (b) restrictions pursuant to the Notes and this Indenture; provided, however, that net income of any such Restricted Subsidiary shall be included up to the aggregate amount of any dividend or distribution that was or could have been made by such Restricted Subsidiary during such period to such Person or any other Restricted Subsidiary of such Person; or (c) restrictions on any Restricted Subsidiary whose Consolidated Net Income is less than 1.0% of the Consolidated Net Income of such Person and its Restricted Subsidiaries on a consolidated basis);

(6) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(7) non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary;

(8) any net after-tax gains or losses attributable to the early extinguishment or conversion of Debt;

(9) any non-cash impairment charges or asset write-off or write-down resulting from the application of Accounting Standards Codification Topic 350 or Topic 360, and the amortization of intangibles arising pursuant to Accounting Standards Codification Topic 805 or any related subsequent Accounting Standards Codification Topics;

(10) non-cash gains, losses, income and expenses resulting from fair value accounting required by Accounting Standards Codification Topic 815 or any related subsequent Accounting Standards Codification Topics; and

(11) any legal fees and expenses relating to the Company’s indemnification obligations for the benefit of its former officers and directors in connection with its historical stock option litigation.

In addition, to the extent not already included in Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses or charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or disposition of assets permitted under this Indenture.

“Consolidated Net Worth” means, as of any date of determination, the Company’s stockholders’ equity as reflected on the Company’s most recent consolidated balance sheet prepared in accordance with GAAP.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses) and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss and excluding any such charges constituting an extraordinary item or loss or any charge which requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Secured Leverage Ratio” means, on any date (the “Transaction Date”), the ratio of:

(1) Debt of the Company and its Restricted Subsidiaries secured by any assets of the Company or its Restricted Subsidiaries, to

(2) the aggregate amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the Four Quarter Period.

In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” shall be calculated after giving effect on a pro forma basis for the period of such calculation, to:

(1) any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) by the Company or any Restricted Subsidiary occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four Quarter Period;

(2) any designation of a Restricted Subsidiary to be an Unrestricted Subsidiary or any other Person to be a Restricted Subsidiary occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such designation occurred on the first day of the Four Quarter Period;

(3) to the extent the transaction giving rise to the need to calculate Consolidated Secured Leverage Ratio is an Incurrence of Debt by such Person or any of its Restricted Subsidiaries, such Incurrence of such Debt (and any other Debt of such Person or any of its Restricted Subsidiaries being Incurred contemporaneously) as if such Incurrence of Debt (and the receipt and application of the proceeds therefrom) had occurred on the first day of the Four Quarter Period;

(4) any Debt Incurred (other than Debt covered by clause (3) above), including any Acquired Debt deemed Incurred, by such Person or any of its Restricted Subsidiaries during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence (and the receipt and application of proceeds therefrom) had occurred on the first day of the Four Quarter Period; and

(5) any Debt of such Person or any of its Restricted Subsidiaries repaid during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Debt had been repaid on the first day of the Four Quarter Period.

For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X under the Securities Act. Furthermore, in calculating “Consolidated Secured Leverage Ratio” for any Debt the incurrence of which is being given pro forma effect:

(a) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date (after taking into account any interest rate agreements applicable to such Debt);

(b) if interest on any Debt actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest expense on such Debt shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate; and

(c) interest on any Debt Incurred under the revolving portion of a Credit Facility shall be calculated based on the average daily balance of such Debt during the applicable period.

For purposes of the calculations hereunder, the amount of Debt outstanding under any revolving portion of any Credit Facility shall be calculated based on (A) the average daily balance of such Debt during the Four Quarter Period or such shorter period for which such Credit Facility was outstanding, or (B) if such Credit Facility was created after the end of the Four Quarter Period, the average daily balance of such Debt during the period from the creation of such facility to the Transaction Date. If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 14.02 or such other address as to which the Trustee may give notice to the Holders and the Company.

“Credit Agreement” means the Credit Agreement dated as of October 7, 2008, between the Company and guarantors named therein and Bank of America, N.A., as administrative agent, and the other agents and lenders named therein, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended as of the Issue Date and as further amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings thereunder (provided, however, that such increase in borrowings is permitted under this Indenture), or adds Subsidiaries of the Company as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement and indentures or debt securities) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term debt, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any refunding, replacement or refinancing thereof through the issuance of debt securities.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt” means at any time (without duplication), with respect to any Person, the following: (1) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any raw materials purchase contracts, time-based licenses, trade payables or current liabilities incurred in the normal course of business, which deferred purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto; (2) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (3) all reimbursement obligations of such Person with respect to letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities (excluding obligations in respect of letters of credit or bankers’ acceptances issued in respect of trade payables) issued for the account of such Person; provided, however, that such obligations shall not constitute Debt except to the extent drawn and not repaid within twenty business days; (4) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person; (5) all Capital Lease Obligations of such Person; (6) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination; (7) any Swap Contracts and Hedging Obligations of such Person at the time of determination; (8) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; (9) the amount of all Permitted Receivables Financings of such Person to the extent such obligations are reflected as indebtedness on the consolidated balance sheet of such Person; and (10) all obligations of the types referred to in clauses (1) through (9) of this definition of another Person, the payment of which, in either case, (a) such Person has Guaranteed or (b) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt. For purposes of the foregoing: (i) the amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, only upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; (ii) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to this Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (iii) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (iv) the amount of any Debt described in clause (7) is the net amount payable (after giving effect to permitted set off) if such Swap Contracts or Hedging Obligations are terminated at that time due to default of such Person; (v) the amount of any Debt described in clause (9)(a) above shall be the maximum liability under any such Guarantee; (vi) the amount of any Debt described in clause (9)(b) above shall be the lesser of (I) the maximum amount of the Debt so secured and (II) the Fair Market Value of such property or other assets; and (vii) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Debt” will exclude (v) deferred or prepaid revenues; (w) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (x) any indebtedness or obligations identified in clauses (i) and (ii) in the paragraph above to the extent such indebtedness or obligations do not appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (y) customary indemnification obligations and (z) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 180 days thereafter.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Definitive Note” means a certificated Initial Note, Additional Note or Exchange Note (bearing the Restricted Note Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is formed or otherwise incorporated in the United States or a State thereof or the District of Columbia.

“Eligible Bank” means a bank or trust company that (1) is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof, (2) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500,000,000 and (3) the senior unsecured Debt of which is rated at least “A-2” by Moody’s or at least “A” by S&P’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency).

“Eligible Cash Equivalents” means any of the following Investments: (1) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided, however, that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (2) time deposits in and certificates of deposit of any Eligible Bank; provided, however, that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (3) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (1) above entered into with any Eligible Bank; (4) direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision, taxing authority or public instrumentality thereof; provided, however, that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from S&P’s or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (5) commercial paper of any Person other than an Affiliate of the Company and other than structured investment vehicles; provided, however, that such Investments have one of the two highest ratings obtainable from either S&P’s or Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency) and mature within one year after the date of acquisition; (6) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Deposit Insurance Fund; (7) Debt issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; (8) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (1) through (6); and (9) instruments equivalent to those referred to in clauses (1) through (7) above or funds equivalent to those referred to in clause (8) above denominated in Euros or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions or with respect to any property or assets, the fair market value thereof as determined by the Company in good faith.

“First Lien Indebtedness” means Obligations under the Notes, the 2018 notes, the Credit Facilities, and each other type of outstanding Debt, the holders of which are subject to the Intercreditor Agreement, and any Refinancing Debt with respect to any of the above.

“Four Quarter Period” means the four full fiscal quarters immediately prior to any such date for which financial statements have been filed or provided pursuant to Section 4.03.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof.

“Guarantee” means, as applied to any Debt of another Person, (1) a guarantee, direct or indirect, in any manner, of any part or all of such Debt, or (2) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner (other than in each case, by endorsement of negotiable instruments for collection in the normal course of business) (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Domestic Restricted Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture and its respective successors and assigns.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement, excluding commodity agreements relating to raw materials used in the ordinary course of the Company’s business.

“Holder” means a Person in whose name a Note is registered in the security register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP or an interpretation thereunder that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of, or the creation of a letter of credit obligation that supports, Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:

(1) the accrual of interest or the accretion or amortization of original issue discount or accreted value, or amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms or in the form of Qualified Capital Interests;

(3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and

(4) unrealized losses or charges in respect of Hedging Obligations.

“Initial Purchasers” means J.P. Morgan Securities Inc., and the other initial purchasers listed on Schedule 1 to the purchase agreement entered into in connection with the offer and sale of the Notes on the Issue Date and any initial purchasers party to any similar purchase agreement in connection with the issuance of any Additional Notes.

“Intercreditor Agreement” means the Intercreditor Agreement dated on or about the Issue Date among the Collateral Agent and authorized representative for the Notes, and the collateral agent and authorized representative for the 2018 notes, the administrative agent under the Credit Agreement, and each additional collateral agent and authorized representative from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Interest” with respect to the Notes, means interest with respect thereto and Additional Interest, if any.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (1) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; and (2) the purchase, acquisition or Guarantee of the Debt of another Person; provided, however, that “Investment” shall exclude: (a) accounts receivable and other extensions of trade credit in the ordinary course of business; (b) the acquisition of property and assets from suppliers and other vendors in the ordinary course of business; (c) prepaid expenses and pledges or deposits (i) made to secure performance of leases, worker’s compensation or utility obligations, licenses or other contracts in the ordinary course of business, or (ii) otherwise described in the definition of “Permitted Liens” included in this Section 1.01 or made in connection with Liens permitted under Section 4.12; and (d) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent) by Moody’s and S&P, respectively.

“Issue Date” means January 20, 2010.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), charge, easement, encumbrance, or other security agreement of any kind on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing); provided, however, that in no event shall an operating lease or a nonexclusive license be deemed to constitute a Lien.

“McDATA” means McDATA Corporation, a wholly-owned subsidiary of the Company.

“McDATA notes” means McDATA’s 2.25% convertible subordinated notes due February 15, 2010 and the Company’s guarantee thereof.

“Merger” means the merger of Falcon Acquisition Sub, Inc., an indirect wholly-owned subsidiary of the Company, with Foundry Networks, Inc. pursuant to the Merger Documents.

“Merger Documents” means the Agreement and Plan of Merger, dated July 21, 2008, as amended, modified or otherwise supplemented, by and among the Company, Falcon Acquisition Sub, Inc. and Foundry Networks, Inc.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Debt or other similar documents securing Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Debt or other similar documents.

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (1) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (2) all payments made by such Person on any Debt or other obligation that is secured by such properties or other assets or that must, by the terms of any Lien or such Debt or obligation, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Restricted Subsidiary thereof) in connection with such Asset Sale; (3) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; and (4) appropriate amounts reserved by the Company or any of its Restricted Subsidiaries, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such transaction and retained by the Company or any Restricted Subsidiary after such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required or is otherwise subject to any purchase price or similar adjustment by contract to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or the amount of such adjustment is otherwise finally determined; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“Note Guarantee” means any guarantee that may from time to time be entered into by a Domestic Restricted Subsidiary of the Company on or after the Issue Date pursuant to Section 4.17.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Exchange Notes and any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes in accordance with this Indenture.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offer” has the meaning set forth in the definition of “Offer to Purchase” included in this Section 1.01.

“Offer Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the offer shall specify an expiration date (the “Offer Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five business days after the Offer Expiration Date. The Company shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1) the section of this Indenture pursuant to which the Offer to Purchase is being made;

(2) the Offer Expiration Date and the Purchase Date;

(3) the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(4) the purchase price to be paid by the Company for each $2,000 principal amount of Notes (and integral multiples of $1,000 in excess thereof) accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);

(5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof);

(6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(7) that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(8) that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

(9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Offer Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than the close of business on the Offer Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11) that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall be purchased); and

(12) if applicable, that, in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

“Offering Memorandum” means the offering memorandum, dated January 13, 2010, relating to the sale of the Initial Notes.

“Officer” means, with respect to the Company or any Guarantor, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary, (1) of such Person or (2) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors).

“Officer’s Certificate” means a certificate signed by one Officer of the Company or a Guarantor, as applicable.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 14.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Permitted Business” means any business similar in nature to any business conducted by the Company and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Company and the Restricted Subsidiaries on the Issue Date, in each case, as determined in good faith by the Company.

“Permitted Debt” means:

(1) Debt Incurred pursuant to any Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed $700,000,000 minus any amount used to permanently repay such Debt (or permanently reduce commitments with respect thereto) pursuant to Section 4.10;

(2)(a) Debt under the Notes issued on the Issue Date (and any Exchange Notes pursuant to the Registration Rights Agreement) and contribution, indemnification and reimbursement obligations owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on the Notes and (b) Debt under the 2018 notes issued on the Issue Date (and any exchange notes related thereto pursuant to the registration rights agreement relating to such 2018 notes entered into on the Issue Date) and contribution, indemnification and reimbursement obligations owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on such 2018 notes;

(3)(a) Guarantees of the Notes (and any Exchange Notes pursuant to the Registration Rights Agreement) and (b) Guarantees of the 2018 notes (and any exchange notes related thereto pursuant to the registration rights agreement relating to such 2018 notes entered into on the Issue Date);

(4) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than clauses (1), (2) or (3) above);

(5) Debt owed to and held by the Company or a Restricted Subsidiary;

(6) Guarantees Incurred by the Company of Debt of a Restricted Subsidiary otherwise permitted to be incurred under this Indenture;

(7) Guarantees by any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under any Credit Facility; provided, however, that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with Section 4.09 and (b) if such Debt is subordinated to the Notes, such Guarantees are subordinated to the Notes to the same extent as the Debt being guaranteed;

(8) Debt Incurred (a) in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, (b) in connection with the financing of insurance premiums or self-insurance obligations or take-or-pay obligations contained in supply agreements, and (c), for the avoidance of doubt, in respect of guarantees, warranty or contractual service obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes, payment (other than for payment of Debt) and completion guarantees, in each case provided or incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;

(9) Debt under Swap Contracts and Hedging Obligations, in each case entered into in the ordinary course of business and for the purpose of mitigating risks associated with the business of the Company and its Restricted Subsidiaries;

(10) Debt owed by the Company or a Restricted Subsidiary to the Company or any Restricted Subsidiary; provided, however, that if for any reason such Debt ceases to be held by the Company or a Restricted Subsidiary, as applicable, such Debt shall cease to be permitted by this clause (10) and shall be deemed Incurred as Debt of the Company for purposes of this Indenture as of the date such Debt ceases to be so held;

(11) Debt of the Company or any Guarantor owed to any Unrestricted Subsidiary; provided, however, that such Debt is unsecured and subordinated to the Notes or such Guarantor’s Note Guarantee, as applicable;

(12) Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary or Investment otherwise permitted under this Indenture;

(13) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Redeemable Capital Interests; provided, however, that: (a) any subsequent issuance or transfer of Capital Interests that results in any such Redeemable Capital Interests being held by a Person other than the Company or a Restricted Subsidiary; and (b) any sale or other transfer of any such Redeemable Capital Interests to a Person that is not either the Company or a Restricted Subsidiary; shall be deemed, in each case, to constitute an issuance of such Redeemable Capital Interests by such Restricted Subsidiary that was not permitted by this clause (13);

(14)(a) Debt in respect of netting services, overdraft protections and other cash management, intercompany cash pooling and similar arrangements in connection with deposit accounts, and (b) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five business days of Incurrence;

(15) client advances or deposits received in the ordinary course of business;

(16) Debt representing deferred compensation to employees of the Company or any Restricted Subsidiary incurred in the ordinary course of business;

(17) Debt (and Attributable Debt) with respect to the Campus Sale-Leaseback and any other Sale and Leaseback Transaction not prohibited by this Indenture;

(18) Acquired Debt of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary (and any Refinancing Debt with respect thereto); provided, however, that (i) no Default or Event of Default shall exist or result therefrom, (ii) such Acquired Debt is not incurred in connection with, or in contemplation of, such transaction, and (iii) after giving effect to the Incurrence thereof and otherwise determined on a pro forma basis in accordance with the definition of “Consolidated Leverage Ratio,” the Consolidated Leverage Ratio would be the same as or lower than the Consolidated Leverage Ratio immediately prior to the incurrence of such Acquired Debt;

(19) Debt Incurred by the Company or any Restricted Subsidiary to the extent the net proceeds thereof are promptly (a) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control, or (b) deposited and used to defease or discharge the Notes as described under Section 13.01;

(20) reimbursement obligations issued on behalf of the Company or any Restricted Subsidiary in the ordinary course of business; provided, however, that, if such obligations are secured, the amount of such Debt shall not exceed the fair market value of the property constituting the security thereof;

(21) Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $75,000,000 at any time outstanding;

(22) Debt Incurred by Foreign Subsidiaries in an aggregate amount not to exceed $30,000,000 at any time outstanding; provided, however, that the aggregate amount of outstanding Debt permitted under this clause (22) shall increase by $5,000,000 for each fiscal year ending after the Issue Date (commencing with the fiscal year ending October 30, 2010);

(23) reimbursement obligations and other Debt in favor of the Redevelopment Agency of the City of San Jose or any other governmental authority or entity whereby such authority or entity finances development and/or encourages employment in its jurisdiction; provided, however, that such reimbursement obligations and other Debt shall not exceed in the aggregate $10,000,000 at any one time outstanding;

(24) Refinancing Debt;

(25) Subordinated Debt of the Company or any Guarantor and any refinancings, refundings, renewals or extensions of any such Subordinated Debt in an aggregate principal amount outstanding not to exceed $600,000,000; provided, however, that any Debt permitted under this clause (25) shall be Subordinated Debt and have no amortization, sinking fund, provision requiring any mandatory principal prepayment or repurchase or scheduled maturity, in each case, prior to the date that is 180 days following the maturity date of the Notes (other than customary offers to repurchase upon a change of control, fundamental change or asset sale or, in the case of convertible debt securities, customary provisions regarding the conversions of such debt securities into common stock and any cash or net share settlement in connection therewith); provided, further, that in the case of any refinancing, refunding, renewal or extension thereof that the amount of such Debt is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and that the direct or contingent obligor of such Debt shall only be the Company or any Guarantor;

(26) Capital Lease Obligations and Purchase Money Debt in an aggregate principal amount not to exceed $50,000,000 plus an additional $25,000,000 for each fiscal year ending after the Issue Date (commencing with the fiscal year ending October 30, 2010) at any time outstanding; and

(27) Debt in connection with Permitted Receivables Financings.

Notwithstanding anything herein to the contrary, Debt permitted under clauses (1), (21), (22), (23), (25), (26) and (27) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (24) of this definition of “Permitted Debt.”

“Permitted Investments” means:

(1) Investments in existence on the Issue Date or made pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date and any modification, refinancing, renewal, refunding, replacement or extension thereof, but only to the extent not involving additional advances, contribution or other Investments of cash or other assets or other increases thereof other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities pursuant to the terms of such Investment as in effect on the Issue Date;

(2) Investments in cash and Eligible Cash Equivalents;

(3) Investments in property and other assets, owned or used by the Company or any Restricted Subsidiary in the ordinary course of business;

(4) Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiary;

(5) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary and, in each case, any Investments held by such Person; provided, however, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(6) Swap Contracts and Hedging Obligations;

(7) receivables owing to the Company or any of its subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(8) Investments received in settlement or partial settlement of obligations owed to the Company or any Restricted Subsidiary, including in satisfaction or compromise or partial satisfaction or compromise of judgments or claims or as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;

(9) Investments by the Company or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed $50,000,000 at any one time outstanding;

(10) loans and advances (including for travel, entertainment, relocation and analogous ordinary business purposes) to officers, directors and employees in an amount not to exceed $5,000,000 in the aggregate at any one time outstanding;

(11) Investments the payment for which consists solely of Capital Interests of the Company;

(12) any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.10 or any other disposition of Property not constituting an Asset Sale;

(13) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice;

(14) guarantees by the Company or any Restricted Subsidiary of Debt of the Company or a Restricted Subsidiary of Debt otherwise permitted by Section 4.09;

(15) Investments by any Foreign Subsidiary in any other Person that becomes a Subsidiary as a result thereof;

(16) the licensing of contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(17) any of the Notes;

(18) Investments arising as a result of any Permitted Receivables Financing;

(19) deposits made to secure the performance of leases, licenses or contracts in the ordinary course of business and other deposits made in connection with the incurrence of Permitted Liens;

(20) investments consisting of UCC Article 3 endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(21) asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(22) Investments made in Unrestricted Subsidiaries in an aggregate amount not to exceed $75,000,000 at any one time outstanding; and

(23) Investments in Permitted Joint Ventures, other than Investments in any Restricted Subsidiary of the Company, that are at any time outstanding not to exceed $75,000,000.

“Permitted Joint Venture” means any entity characterized as a joint venture, however structured, engaged in a Permitted Business in which the Company or any Restricted Subsidiary has an ownership interest.

“Permitted Liens” means:

(1) Liens existing at the Issue Date;

(2) Other than during a Suspension Period, Liens that secure Credit Facilities incurred pursuant to (a) clause (1) of the definition of “Permitted Debt” and/or (b) the provisions described in Section 4.09(a) in the case of clause (a) and (b) collectively, in an aggregate principal amount not to exceed $700,000,000 (and any related Hedging Obligations and Swap Contracts permitted under the agreement related thereto) at any one time outstanding; provided that from and after the Reversion Date (provided that there is no new Suspension Period then in effect), the Notes and all other amounts due under this Indenture shall be secured equally and ratably with (or prior to) the Credit Facilities secured by such Lien until such time as all such Credit Facilities are no longer secured by such Lien;

(3) any Lien for taxes or assessments or other governmental charges or levies not then overdue for a period of more than 30 days (or which are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

(4) any warehousemen’s, carrier’s, mechanic’s, materialmen’s, repairmen’s, workmen’s, supplier’s, landlord’s, processor’s, storage or other similar Liens for sums not then overdue for a period of more than 60 days (or which are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

(5) Liens that secure the Notes, the Note Guarantees and other Obligations under this Indenture and in respect thereof and any obligations owing to the Trustee or the Collateral Agent under this Indenture or the Collateral Documents;

(6) Liens that secure the 2018 notes, the Guarantees thereof and other Obligations under the Indenture governing the 2018 notes and in respect thereof and any obligations owing to the trustee or the collateral agent under such indenture or the related collateral documents;

(7) Liens (a) imposed by law or pledges and deposits made in connection with workers’ compensation, unemployment insurance and other types of social security or similar laws or regulations, (b) to secure the performance of tenders, statutory obligations or bonds, bids, surety, stay, customs and appeal bonds, performance and return of money bonds, leases, government contracts, purchase, construction, sales or servicing contracts (including utility contracts) and other similar obligations Incurred in the ordinary course of business; (c) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (a) and (b) above, in each case not Incurred or made in connection with the borrowing of money or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA); or (d) arising by virtue of deposits made in the ordinary course of business to secure liability for reimbursement or indemnification obligations of insurance carriers or (d) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(8) Liens on property or assets (or Capital Interests) of a Person existing at the time such Person is merged with or into or consolidated with the Company or a Restricted Subsidiary, or becomes a Subsidiary of the Company, and Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided, however, that such Liens were not placed on such property in contemplation of the consummation of such merger, consolidation or acquisition and do not extend to any property or assets other than those of the Person merged into or consolidated with the Company or any such Restricted Subsidiary, or the property or assets so acquired (and property or assets affixed or appurtenant thereto);

(9) Liens securing Debt of a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary thereof;

(10) licenses of intellectual property granted in the ordinary course of business;

(11) Liens to secure Capital Lease Obligations and Purchase Money Debt; provided that such Liens do not extend to or cover any assets other than such assets acquired or constructed with the proceeds of such Capital Lease Obligation or Purchase Money Debt (it being understood, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender); provided, further, that the aggregate amount of all Debt secured by such Liens at any one time outstanding shall not exceed $50,000,000 plus an additional $25,000,000 for each fiscal year ending after the Issue Date (commencing with the fiscal year ending October 30, 2010);

(12) Liens in favor of the Company or any Guarantor;

(13) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(14) banker’s Liens, contractual rights of set-off and other similar Liens (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt; (b) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and or any of its Restricted Subsidiaries; (c) of a collection bank arising under Section 4-208 or 4-210 of the UCC on items in the course of collection; (d) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, or (e) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(15) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole, and do not secured Debt;

(16) Liens securing Hedging Obligations and Swap Contracts so long as any related Debt is permitted to be Incurred under this Indenture;

(17) Liens securing obligations in an aggregate amount not to exceed the greater of (a) $50,000,000 at any one time outstanding and (b), other than during a Suspension Period, an amount such that at the time of Incurrence of such obligations and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio of the Company and its Restricted Subsidiaries for the Four Quarter Period measured at the time of incurrence of such Lien would be no greater than 2.0:1.0; provided that for purposes of calculating such Consolidated Secured Leverage Ratio, the maximum Debt permitted to be Incurred under clause (1) of the definition of Permitted Debt shall be deemed to be outstanding as of the first day of the relevant Four Quarter Period even if such Debt is not then outstanding;

(18) Liens securing Debt permitted by clause (22) of the definition “Permitted Debt;” provided, however, that such Liens extend only to the property (or Capital Interests) of the Foreign Subsidiary Incurring such Debt;

(19) easements, rights of way, minor encroachments, protrusions, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and Liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

(20) Liens securing judgments for the payment of money not constituting an Event of Default under this Indenture;

(21) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(22) Liens consisting of (a) any option or other agreement to purchase any asset of the Company or any Subsidiary, the purchase, sale or other disposition of which is not prohibited by any other provision of this Indenture, or (b) deposits or cash advances in favor of the seller of any property to be acquired by the Company or any Restricted Subsidiary;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or any of its Restricted Subsidiaries relating to such property or assets;

(25) Liens on insurance policies and the proceeds thereof securing Debt permitted by clause (8)(b) of the definition of “Permitted Debt;”

(26) Liens on the property that is subject to a Sale and Leaseback Transaction not prohibited by this Indenture;

(27) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit;

(28) Liens to secure Debt permitted by clauses (19), (20) and (23) of the definition of “Permitted Debt” and deposits with the Trustee for the purposes of defeasing or discharging the Notes as described Section 13.01; and

(29) Liens securing Permitted Receivables Financings.

“Permitted Receivables Documents” shall mean all documents and agreements evidencing, relating to or otherwise governing a Permitted Receivables Financing.

“Permitted Receivables Financing” shall mean one or more transactions pursuant to which (1) Receivables Assets or interests therein are sold to or financed by one or more Special Purpose Receivables Subsidiaries, and such Special Purpose Receivables Subsidiaries finance their acquisition of such Receivables Assets or interests therein, or the financing thereof, by selling or borrowing against such Receivables Assets or (2) Receivable Assets or interests therein are sold directly to one or more investors or other purchasers (other than the Company or any Restricted Subsidiary); provided that in each case (a) recourse to the Company or any Restricted Subsidiary (other than the Special Purpose Receivables Subsidiaries) and any obligations or agreements of the Company or any Restricted Subsidiary (other than the Special Purpose Receivables Subsidiaries) in connection with such transactions shall be limited to the extent customary for similar transactions in the applicable jurisdictions as reasonably determined by the Company, and (b) the aggregate Receivables Net Investment since the Issue Date shall not exceed $125,000,000 at any time.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Debt” means Debt:

(1) Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; or

(2) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed; provided, however, that individual financings of assets provided by one lender may be cross collateralized to other financings of assets provided by such lender; and in either case that does not exceed 100% of the cost of such assets (including the installation, delivery and constructions costs and additions and improvements thereto).

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Equity Offering” means (1) a public equity offering of Qualified Capital Interests of the Company or any direct or indirect parent company of the Company pursuant to an effective registration statement under the Securities Act yielding gross proceeds to either of the Company, or any direct or indirect parent company of the Company, of at least $25,000,000 or (2) a private equity offering of Qualified Capital Interests of the Company, or any direct or indirect parent company of the Company other than (a) any such private sale to an entity that is an Affiliate of the Company and (b) any public offerings registered on Form S-8; provided, however, that, in the case of an offering or sale by a direct or indirect parent company of the Company, such parent company contributes to the capital of the Company the portion of the net cash proceeds of such offering or sale necessary to pay the aggregate Redemption Price (plus accrued and unpaid interest to the redemption date) of the Notes to be redeemed pursuant to the provisions described under Section 3.07(c).

“Ratings Decline Period” means the period that (1) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention by the Company or a stockholder of the Company, as applicable, to effect a Change of Control or (b) the occurrence thereof and (2) ends 60 days following consummation of such Change of Control; provided, however, that such period shall be extended for so long as the rating of the Notes, as noted by the applicable rating agency, is under publicly announced consideration for downgrade by the applicable rating agency.

“Receivables Assets” shall mean accounts receivable (including any bills of exchange), lease receivables and any related assets and property from time to time originated, acquired or otherwise owned by Company or any Subsidiary.

“Receivables Net Investment” shall mean the aggregate cash amount paid by the lenders or purchasers under any Permitted Receivables Financing in connection with their purchase of, or the making of loans secured by, Receivables Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Receivables Assets or otherwise in accordance with the terms of the Permitted Receivables Documents.

“Record Date” for the interest or Additional Interest, if any, payable on any applicable Interest Payment Date means January 1 or July 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including by the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person (with a scheduled maturity prior to the 91st day after the Stated Maturity of the Notes) at the option of the holder thereof, in whole or in part, at any time prior to the 91st day after the Stated Maturity of the Notes; provided, however, that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, (1) any equity security that would constitute Redeemable Capital Interests solely because such equity security matures or becomes mandatorily redeemable at the option of the holder, or the holders of the equity security have the right to require the Company to repurchase such equity security, upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Interests, and (2) any equity security issued to any plan for the benefit of employees of such Person or its subsidiaries or by any plan to such employees shall not constitute Redeemable Capital Interests solely because it may be required to be repurchased by such Person or its subsidiaries in order to satisfy applicable statutory or regulatory obligations. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinancing Debt” means Debt that refunds, refinances, renews, replaces or extends (collectively, a “refinancing”) any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors; provided, however, that:

(1) the Refinancing Debt is subordinated to the Notes at least to the same extent as the Debt being refunded, refinanced or extended, if such Debt was subordinated to the Notes;

(2) the Refinancing Debt has a final maturity either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes;

(3) the Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being refunded, refinanced, renewed, replaced or extended; and

(4) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, prepayment premiums and any other reasonable premiums (including tender premiums) or other reasonable amounts paid on such Debt being refunded, refinanced, renewed, replaced or extended and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt.

Notwithstanding any provision of this Indenture to the contrary any Refinancing Debt including any Guarantees in respect thereof, Incurred to refinance, refund or replace the McDATA notes shall be subordinated to the Notes and the Note Guarantees on terms no less favorable to the Holders of the Notes than the subordination provisions of the Indenture governing the McDATA notes.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, among the Company, the Guarantors and the Initial Purchasers relating to the Notes and any similar agreement entered into in connection with any Additional Notes.

“Related Business Assets” means assets (other than cash or Eligible Cash Equivalents) used or useful in a Permitted Business; provided, however, that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Notes Legend” means the first legend set forth in Section 2.3(e)(i) of Appendix A to this Indenture.

“Restricted Payment” is defined to mean any of the following:

(1) any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Restricted Subsidiary of the Company other than:

(a) dividends, distributions or payments made solely in Qualified Capital Interests in the Company and

(b) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Interests of a Restricted Subsidiary on no more than a pro rata basis;

(2) any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in the Company (including the conversion into, or exchange for, Debt, of any Capital Interests) other than any such Capital Interests owned by the Company or any Restricted Subsidiary (other than a payment made solely in Qualified Capital Interests in the Company);

(3) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor that is expressly subordinate in right of payment to the Notes or Note Guarantees (excluding any Debt owed to the Company or any Restricted Subsidiary); except payments, redemptions or repurchases of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof; provided, however, that, for purposes of this Indenture, the McDATA notes, and any Guarantee thereof, shall be deemed subordinated in right of payment to the Notes or any Guarantee of the Notes; and

(4) any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with this Indenture.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Company or a Restricted Subsidiary and is thereafter leased back as a capital lease by the Company or a Restricted Subsidiary; provided, however, that the Campus Sale-Leaseback shall not be deemed a Sale and Leaseback Transaction for purposes of this Indenture.

“SEC” means the U.S. Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Secured Debt” means, as of any date of determination, the aggregate principal amount of Debt of the Company and its Restricted Subsidiaries as of such date, which Debt is secured by Liens (other than Permitted Liens).

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.

“Special Purpose Receivables Subsidiary” shall mean a direct or indirect Subsidiary of the Company established in connection with a Permitted Receivables Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with the Company or any of its Subsidiaries (other than Special Purpose Receivables Subsidiaries) in the event the Company or any such Subsidiary becomes subject to a proceeding under means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Stated Maturity,” when used with respect to (1) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (2) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Subordinated Debt” means Debt of the Company or any Guarantor that is by its terms subordinated in right of payment to the Obligations of the Company and such Guarantor, as applicable, under the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person. Unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Swap Contract” means (1) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to January 15, 2015; provided, however, that if the period from such redemption date to January 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Trustee” means Wells Fargo Bank, National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Additional Interest Notice”	4.21
“Affiliate Transaction”	4.11(a)
“Agent Members”	2.1(c) of Appendix A
“Agreements”	10.01(c)
“Applicable Procedures”	1.1(a) of Appendix A
“Authentication Order”	2.02(c)
“Clearstream”	1.1(a) of Appendix A

Term	Defined in Section
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.20(a)
“Definitive Notes Legend”	2.3(e) of Appendix A
“Distribution Compliance Period”	1.1(a) of Appendix A
“DTC”	2.03(b)
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01(a)
“Excess Proceeds”	4.10(c)
“Excluded Assets”	10.02(a)
“Expiration Date”	1.05(j)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.3(e) of Appendix A
“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(b) of Appendix A
“Interest Payment Date”	Exhibit A
“Legal Defeasance”	8.02(a)
“Note Register”	2.03(a)
“Paying Agent”	2.03(a)
“Premises”	10.06
“QIB”	1.1(a) of Appendix A
“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Restricted Notes Legend”	2.3(e) of Appendix A
“Reversion Date”	4.20(b)
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Rule 501”	1.1(a) of Appendix A
“Rule 904”	1.1(a) of Appendix A
“Surviving Entity”	5.01(a)
“Surviving Guarantor”	5.01(c)
“Suspended Covenants”	4.20(a)
“Suspension Period”	4.20(b)
“Unrestricted Subsidiary”	4.15(b)

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and a term used herein that is defined in the Trust Indenture Act, either directly or by reference therein, shall have the meaning assigned to it therein;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) provisions apply to successive events and transactions;

(6) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8) “including” means including without limitation;

(9) references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(10) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(11) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines.

Section 1.04 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit or other manner shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Collateral Agent, the Company or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Company may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 20 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, in each case on such record date. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action to be taken by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 14.02.

(f) The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any Notice of Default, (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to institute proceedings referred to in Section 6.06(a). If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, in each case on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder in the manner set forth in Section 14.02.

(g) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h) Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary, that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i) The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the Holders on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j) With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 14.02, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 120th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating; Terms.

(a) Provisions relating to the Initial Notes, Additional Notes and Exchange Notes are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company at the option of the Holders pursuant to an Offer to Purchase as provided in Section 4.10 or in Section 4.14. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue price and first Interest Payment Date) as the Initial Notes; provided that the Company’s ability to issue Additional Notes shall be subject to the Company’s compliance with Section 4.09. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02 Execution and Authentication.

(a) At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b) A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c) On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon an Authentication Order authenticate and deliver any Additional Notes and Exchange Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes and Exchange Notes issued hereunder.

(d) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

(a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Company shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal of and premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and premium, if any, interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Company shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06 Transfer and Exchange.

(a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05).

(d) Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(e) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(f) Neither the Company nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Notes for redemption under Section 3.02 and ending at the close of business on the day of such mailing, (2) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (3) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(g) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(h) Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(i) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

(j) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.07 Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided that Notes held by the Company or a Subsidiary of the Company will not be deemed to be outstanding for purposes of Section 3.07(c).

(b) If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the UCC in effect in the State of New York.

(c) If the principal amount of any Note is considered paid under Section 4.01, from and after such date it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10 Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

(a) If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Company of such special record date. At least 10 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail, or cause to be mailed to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b) Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13 CUSIP and ISIN Numbers.

The Company in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange of Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall as promptly as practicable notify the Trustee in writing of any change that the Company is aware of in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least ten Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (1) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

(a) If less than all of the Notes are to be so redeemed pursuant to Section 3.07 or purchased in an Offer to Purchase at any time, the Trustee shall select the Notes or portions thereof to be redeemed or purchased (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (2) if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate, subject to The Depository Trust Company, Euroclear and/or Clearstream procedures as applicable. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.

(b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 and whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c) After the redemption date, upon surrender of a Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same Debt to the extent not redeemed shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03 Notice of Redemption.

(a) Subject to Section 3.09, the Company shall mail, or cause to be mailed (or, in the case of Notes held in book-entry form, by electronic transmission) notices of redemption of Notes at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 13. Except as set forth in Section 3.07(e), notices of redemption may not be conditional.

(b) The notice shall identify the Notes (including CUSIP numbers) to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price, including the portion thereof representing any accrued and unpaid interest;

(3) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(9) if in connection with a redemption pursuant to Section 3.07(e) if applicable, any condition to such redemption.

(c) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least ten Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(e)). The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05 Deposit of Redemption or Purchase Price.

(a) Prior to 11:00 a.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Paying Agent shall promptly mail to each Holder (and, in the case of an Offer to Purchase, if applicable, to holders of Debt ranking pari passu with the Notes) to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b) If the Company complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, to the redemption or purchase date shall be paid on the relevant Interest Payment Date to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Debt to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07 Optional Redemption.

(a) The Notes may be redeemed, in whole or in part, at any time prior to January 15, 2015, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(b) In addition, the Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after January 15, 2015, upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on January 15 of the years indicated:

Year	Redemption Price
2015	103.438%
2016	102.292%
2017	101.146%
2018 and thereafter	100.000%

(c) In addition to the optional redemption provisions of the Notes in accordance with the provisions of the preceding paragraph, prior to January 15, 2013, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to 106.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that at least 65% of the principal amount of Notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries or by any direct or indirect parent company of the Company or any of such parent’s Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(e) Any redemption or notice, may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction.

Section 3.08 Sinking Fund.

The Company shall not be required to make mandatory sinking fund payments with respect to the Notes.

Section 3.09 Offers to Repurchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.10, the Company shall be required to commence an Offer to Purchase, the Company shall follow the procedures specified below.

(b) On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the aggregate principal amount of Notes and or portions thereof so validly tendered and not properly withdrawn pursuant to the Offer to Purchase, or if less than the aggregate principal amount of Notes and other Debt ranking pari passu with the Notes has been validly tendered and not properly withdrawn, all Notes and Debt ranking pari passu with the Notes so tendered, in each case in denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000. The Company will deliver or cause to be delivered to the Trustee the Notes so accepted and an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so accepted and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. In addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Debt ranking pari passu with the Notes.

(c) The Company or the Paying Agent, as the case may be, will promptly, but in any case not later than five Business Days after the Offer Expiration Date, mail or deliver to each tendering Holder of the Notes or holder or lender of Debt ranking pari passu with the Notes, as the case may be, an amount equal to the purchase price of the Notes or Debt ranking pari passu with the Notes so validly tendered and not properly withdrawn by such Holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, will authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Company will take any and all other actions required by the agreements governing the Debt ranking pari passu with the Notes. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Offer to Purchase no later than the next Business Day after the Purchase Date.

(d) Other than as specifically provided in this Section 3.09 or Section 4.10, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes; Additional Amounts.

(a) The Company shall pay or cause to be paid the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than one of the Company or a Subsidiary of the Company, holds as of 11:00 a.m. (New York City time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

(b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

(a) The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency, if other than an office of the Trustee or an affiliate of the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Company may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03 Provision of Financial Information.

(a) Whether or not required by the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee and the Holders of Notes, or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within 15 days after the time periods specified in the SEC’s rules and regulations (after giving effect to extensions):

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s registered independent public accounting firm; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b) In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) of Section 4.03(a) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to prospective investors. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding and copies of such information and reports are not then filed with the SEC in accordance with the immediately preceding sentence, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include the condensed consolidating financial information such as would be required pursuant to Rule 3-10 of Regulation S-X under the Securities Act (or any successor provision) assuming that the Restricted Subsidiaries were all Guarantors and the Unrestricted Subsidiaries were all non-Guarantors.

(d) In the event that any direct or indirect parent company of the Company is or becomes a Guarantor of the Notes, this Indenture permits the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided, however, that the same is accompanied by the condensed consolidating financial information required pursuant to Rule 3-10 of Regulation S-X under the Securities Act (or any successor provision).

(e) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(f) The Trustee shall have no liability whatsoever for determining whether (or when) the Company has filed any of the above-referenced reports electronically with the SEC.

Section 4.04 Compliance Certificate.

(a) The Company and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) shall deliver to the Trustee, within 100 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b) Upon the Company becoming aware any Default has occurred and is continuing under this Indenture, the Company shall promptly (which shall be no more than five Business Days following the date on which the Company becomes aware of such Default) send to the Trustee an Officer’s Certificate specifying such event and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06 Stay, Extension and Usury Laws.

The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Limitation on Restricted Payments.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(2) after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section 4.09(a); and

(3) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5) and (6) of Section 4.07(b), shall not exceed the sum (without duplication) of:

(i) 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from the beginning of the first full fiscal quarter after the Issue Date and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus

(ii) 100% of the aggregate net cash proceeds received by the Company subsequent to the initial issuance of the Notes either (i) as a contribution to its common equity capital or (ii) from the issuance and sale of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests, or from the issuance and sale of Debt or Redeemable Capital Interests that have been converted into, or exchanged for, Qualified Capital Interests (other than, in each case, Capital Interests or Debt sold to a Restricted Subsidiary of the Company), plus

(iii) 100% of the net reduction in Investments (other than Permitted Investments), subsequent to the date of the initial issuance of the Notes, in any Person, resulting from (i) payments of interest on Debt, dividends, repayments of loans or advances, return of capital, or other transfer of assets to the Company or any Restricted Subsidiary from any other Person, or any sale or disposition of such Investments by the Company or any Restricted Subsidiary to any other Person (but only to the extent such items are not included in the calculation of Consolidated Net Income), or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed in the case of any Person the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person.

(b) Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions; provided, however, that, in the case of clauses (3), (4), (5), (6) and (7), immediately after giving effect to such action, no Default or Event of Default has occurred and is continuing:

(1) the payment of any dividend on Capital Interests in the Company or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment was permitted by Section 4.07(a);

(2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Qualified Capital Interests of the Company; provided, however, that the amount of such Qualified Capital Interests or net cash proceeds utilized for any such purchase, repurchase, redemption, defeasance or other acquisition or retirement will not increase the amount available for Restricted Payments under clause (3) of Section 4.07(a);

(3) the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Company or a Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (x) new subordinated Debt of the Company or such Guarantor, as the case may be, Incurred in accordance with this Indenture or (y) of Qualified Capital Interests of the Company; provided, however, that the proceeds of such new subordinated Debt or Qualified Capital Interests utilized for any such redemption, defeasance, repurchase or acquisition or retirement will not increase the amount available for Restricted Payments under clause (3) of this Section 4.07(a);

(4) the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Company or any direct or indirect parent of the Company (or any payments to a direct or indirect parent company of the Company for the purposes of permitting any such repurchase) held by current or former officers, directors, employees or consultants of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement under which such Capital Interests were issued; provided, however, that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $11,000,000 in any fiscal year; provided, however, that such amount in any fiscal year may be increased by an amount not to exceed (A) the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Qualified Capital Interests of the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) to officers, directors, employees or consultants of the Company and its Restricted Subsidiaries that occurs after the Issue Date; plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date; provided, further, that the Company may elect to apply all or any portion of the aggregate increase contemplated by this Section 4.07(b)(4) in any fiscal year and, to the extent any payment described under this Section 4.07(b)(4) is made by delivery of Debt and not in cash, such payment shall be deemed to occur only when, and to the extent, the obligor on such Debt makes payments with respect to such Debt; provided, further, that the amount of such cash proceeds described in the foregoing clauses (A) and (B) that are utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (3) of Section 4.07(a);

(5) cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Company or a Restricted Subsidiary;

(6) repurchases of Capital Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities if such Capital Interests represents a portion of the exercise, conversion or exchange price thereof and repurchases of Capital Interests deemed to occur upon the withholding of a portion of the Capital Interests granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such Person upon such grant or award (or upon vesting thereof);

(7) the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Company or any Restricted Subsidiary issued or Incurred in compliance with Section 4.09;

(8) upon the occurrence of a Change of Control or an Asset Sale, the defeasance, redemption, repurchase or other acquisition or retirement of any subordinated Debt pursuant to provisions substantially similar to those described under Section 4.14 and Section 4.10 at a purchase price not greater than 101% of the principal amount thereof (in the case of a Change of Control) or at a percentage of the principal amount thereof not higher than the principal amount applicable to the Notes (in the case of an Asset Sale), plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Company has made an Offer to Purchase with respect to the Notes and actually purchased any Notes tendered pursuant to such offer to purchase;

(9) payments or distributions to dissenting stockholders pursuant to applicable law in connection with any consolidation, merger or transfer of assets that is permitted by Section 5.01;

(10) the entry into by the Company or any Restricted Subsidiary of any Swap Contract in connection with the issuance of convertible debt securities or the termination or settlement of any Swap Contract; provided, however, that the aggregate cost of such Swap Contracts issued pursuant to this Section 4.07(b)(10) shall not exceed $50,000,000; and

(11) other Restricted Payments in the aggregate not to exceed the greater of (i) $20,000,000 and (ii) during such periods as the Consolidated Secured Leverage Ratio for the Four Quarter Period is less than 2.0:1.0, $100,000,000.

(c) If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Company, would be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustment made in good faith to the Company’s financial statements affecting Consolidated Net Income.

(d) If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to Section 4.07(a)(3), in each case to the extent such Investments would otherwise be so counted.

(e) For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

Section 4.08 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any consensual encumbrance or restriction (other than pursuant to this Indenture or any law, rule, regulation or order) on the ability of any Restricted Subsidiary to (1) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (2) make loans or advances to the Company or any Restricted Subsidiary thereof or (3) transfer any of its property or assets to the Company or any Restricted Subsidiary (provided, however, that dividend or liquidation priority between classes of Capital Interests, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such encumbrance or restriction).

(b) Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1) any encumbrance or restriction in existence on the Issue Date (other than those under the Credit Agreement, which are addressed in clause (6) below);

(2) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(3) any encumbrance or restriction with respect to (A) any Person, or any Capital Interests of such Person, or the property or assets of such Person, acquired by the Company or any Restricted Subsidiary (whether by merger, consolidation, acquisition of stock or otherwise), or (B) any Person that becomes a Restricted Subsidiary; provided in each case (i) such encumbrance existed at the time of such acquisition or such Person becoming a Restricted Subsidiary (and was not created in connection with or contemplation of such acquisition or such Person becoming a Restricted Subsidiary), and (ii) such encumbrance or restriction does not extend to any Person, or any Capital Interests or property or assets of any Person, other than such Person, or the Capital Interests or property or assets of such Person, so acquired or so becoming a Restricted Subsidiary;

(4) any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or extension of any encumbrance or restriction referred to in the foregoing clauses (1) through (3), so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements being amended, modified, restated, renewed, increased, supplemented, refunded, replaced, refinanced or extended in the good faith judgment of the Company;

(5) customary provisions restricting subletting or assignment of any property or assets subject to a lease, license or other agreement of the Company or any Restricted Subsidiary or provisions in leases, licenses or other agreements that restrict the assignment of such lease, license or other agreement or any rights thereunder;

(6) any encumbrance or restriction under the Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings thereof; provided, however, that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings, in the good faith judgment of the Company, are no more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or refinancings thereof;

(7) any encumbrance or restriction under this Indenture, the Notes and the Note Guarantees or under the 2018 notes, the indenture governing the 2018 notes and the note guarantees thereof under such indenture;

(8) restrictions on cash and other deposits or net worth imposed by customers or suppliers under contracts entered into the ordinary course of business;

(9) customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, sale leaseback agreements and other similar agreements;

(10) encumbrances or restrictions applicable to any property or assets subject to the Campus Sale-Leaseback or a Sale and Leaseback Transaction permitted under this Indenture;

(11) Purchase Money Debt and Capital Lease Obligations insofar as they impose restrictions on the property or assets subject thereto of the nature described in Section 4.08(a)(iii);

(12) Liens otherwise permitted to be incurred under this Indenture, including the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

(13) to the extent not otherwise addressed in the foregoing clauses (1) through (12), any other agreement governing Debt entered into after the Issue Date that contains encumbrances and restrictions that are, in the good faith judgment of the Company, not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date; and

(14) any encumbrance or restriction pursuant to customary restrictions and conditions contained in agreements relating to a Permitted Receivables Financing; provided that such restrictions and conditions apply solely to (i) Receivables Assets involved in such Permitted Receivables Financing and (ii) any applicable Special Purpose Receivables Subsidiary.

Section 4.09 Limitation on Incurrence of Debt.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided, however, that the Company and any of its Restricted Subsidiaries may Incur Debt (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio of the Company at its Restricted Subsidiaries would not be greater than 3.00:1; provided that no more than $25,000,000 may be incurred under this paragraph by Restricted Subsidiaries that are not Guarantors.

(b) Notwithstanding Section 4.09(a), the Company and its Restricted Subsidiaries may Incur Permitted Debt.

(c) For purposes of determining any particular amount of Debt under this Section 4.09, (x) Debt Incurred under the Credit Agreement on or prior to the Issue Date shall at all times be treated as Incurred pursuant to clause (1) of the definition of “Permitted Debt,” and (y) Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. Except as provided in the previous sentence, for purposes of determining compliance with this Section 4.09, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and under Section 4.09(a), the Company, in its sole discretion, shall classify, and from time to time may reclassify, all or any portion of such item of Debt.

(d) The accrual of interest, the accretion or amortization of original issue discount or accreted value and the payment of interest on Debt in the form of additional Debt or payment of dividends on Capital Interests in the form of additional shares of Capital Interests with the same terms or Qualified Capital Interests will not be deemed to be an Incurrence of Debt or issuance of Capital Interests for purposes of this covenant.

(e) Neither the Company nor any Guarantor will Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is subordinated in right of payment to the Notes and the Note Guarantees to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority or by virtue of structural subordination.

(f) For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Debt denominated in a foreign currency, the dollar-equivalent principal amount of such Debt Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was Incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided, however, that (x) the dollar-equivalent principal amount of any such Debt outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, and (y) if such Debt is Incurred to refinance other Debt denominated in a foreign currency (or in a different currency from such Debt so being Incurred), and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed (1) the outstanding or committed principal amount of such Debt being refinanced plus (2) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

Section 4.10 Limitation on Asset Sales.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Interests issued or sold or otherwise disposed of;

(2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Eligible Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(i) any liabilities, as shown on the most recent consolidated balance sheet of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases the Company or such Restricted Subsidiary from further liability; and

(ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of their receipt to the extent of the cash received in that conversion.

(b) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:

(1) to permanently repay (i) Debt under the Credit Facilities, (ii) other Debt ranking pari passu with the Notes that is secured by a Lien permitted by the definition of “Permitted Liens,” and (iii) Debt of a Restricted Subsidiary that is not a Guarantor, and, in each case, if the Obligation repaid is revolving credit Debt, to correspondingly reduce commitments with respect thereto;

(2) to acquire all or substantially all of the assets of, or any Capital Interests of, another Permitted Business, if, after giving effect to any such acquisition of Capital Interests, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(3) to make a capital expenditure in or that is used or useful in a Permitted Business or to make expenditures for maintenance, repair or improvement of existing properties and assets in accordance with the provisions of this Indenture;

(4) to acquire other assets (other than working capital or current assets) that are used or useful in a Permitted Business;

(5) to repay or repurchase Debt (other than Debt owed to the Company or an Affiliate of the Company) secured by the assets of the Company or any Restricted Subsidiaries; or

(6) any combination of the foregoing.

In the case of clauses (2), (3) and (4) above, a binding commitment shall be treated as a permitted application of Net Cash Proceeds from the date of such commitment so long as the Company, or such Restricted Subsidiary, enters into such commitment with a good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment, and in the event such commitment is later cancelled or terminated for any reason before the Net Cash Proceeds are applied in connection therewith, the Company or such Restricted Subsidiary enters into another commitment with respect to such Net Cash Proceeds within 180 days of such cancellation or termination.

(c) Pending the final application of any Net Cash Proceeds, the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest or apply the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

(d) Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25,000,000, the Company will, within 30 days, make an Offer to Purchase to all Holders of Notes (on a pro rata basis to each series of Notes), and, to the extent required by other Debt, to such holders of such other Debt ranking pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to asset sales, equal to the Excess Proceeds. The offer price in any Offer to Purchase relating to the Notes will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those funds for any purpose not otherwise prohibited by this Indenture and they will no longer constitute Excess Proceeds. If the aggregate principal amount of Notes and other pari passu Debt tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis among each series. Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

(e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

Section 4.11 Limitation on Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $2,500,000, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Subsidiary than those that could reasonably have been obtained in a comparable arm’s length transaction by the Company or such Subsidiary with an unaffiliated party; and

(2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above; and

(3) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20,000,000, the Company must obtain and deliver to the Trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm (an “Independent Financial Advisor”) stating that the transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

(b) The foregoing limitation does not limit, and shall not apply to:

(1) Restricted Payments that are permitted by the provisions of Section 4.07 and Permitted Investments;

(2) the payment of reasonable fees and indemnities, reimbursement of expenses and other benefits to members of the Board of Directors of the Company or a Restricted Subsidiary;

(3) (a) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program, policy, or arrangement, related trust agreement or any other similar arrangement for or with any employee, consultant, officer or director in the ordinary course of business, including without limitation vacation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements, (b) the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock option and ownership plans, bonus, phantom equity or other incentive plans approved by the Company’s Board of Directors, or (c) the payment of reasonable compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans), severance, reimbursement of expenses, and indemnities to officers, employees and consultants of the Company or any Restricted Subsidiary as determined by the Company in good faith;

(4) transactions between or among the Company and/or its Restricted Subsidiaries or any Person that becomes a Restricted Subsidiary as a result of such transaction;

(5) any agreement or arrangement as in effect on the Issue Date and any amendment or modification thereto so long as such amendment or modification is not materially more disadvantageous to the Holders of the Notes in any material respect;

(6) the issuance or sale of Qualified Capital Interests of the Company or any contribution of capital to the Company;

(7) transactions permitted by, and complying with, the provisions of Section 5.01;

(8) any transaction with a joint venture in which the Company or a Restricted Subsidiary is a joint venturer and no other Affiliate of the Company is a joint venturer, or with any Subsidiary of the joint venture or other joint venturer therein, pursuant to the joint venture agreement or related agreements for such joint venture, including the contribution of any assets to such joint venture and any transfers of any equity or ownership interests in any such joint venture to any other joint venturer therein pursuant to the performance or exercise of any rights or obligations to make such transfer under the terms of the agreements governing such joint venture;

(9) transactions with customers, distributors, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and consistent with past practice and on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, as determined in good faith by the Company, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company;

(10) any tax-sharing or similar agreements, and any payments or transactions pursuant thereto, between the Company or a Restricted Subsidiary and any other Person with which the Company or such Restricted Subsidiary files a consolidated tax return or with which the Company or such Restricted Subsidiary is part of a consolidated group for tax purposes; and

(11) customary transactions pursuant to any Permitted Receivables Financing.

Section 4.12 Limitation on Liens.

(a) Except during a Suspension Period, the Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens), on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, which Liens secure Debt.

(b) During a Suspension Period, the Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur or assume any Liens of any kind (other than Permitted Liens), on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, which Liens secure Debt, without securing the Notes and all other amounts due under this Indenture equally and ratably with (or prior to) the Debt secured by such Lien until such time as the Debt is no longer secured by such Lien; provided, however, that if the Debt so secured is subordinated by its terms to the Notes or a Note Guarantee, the Lien securing such Debt will also be subordinated by its terms to the Notes and the Note Guarantees at least to the same extent. Notwithstanding the foregoing, during a Suspension Period, we and our Restricted Subsidiaries may, without equally and ratably securing the Notes, enter into, create, incur or assume Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Secured Debt does not exceed the greater of (i) 15% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Liens or (ii) 15% of Consolidated Net Worth calculated as of the Issue Date.

Section 4.13 Corporate Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence and the corporate, partnership, limited liability company, unlimited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (2) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Restricted Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.14 Offer to Repurchase Upon Change of Control.

(a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.07, the Company will make an Offer to Purchase all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date. For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 60 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company commences an Offer to Purchase for all outstanding Notes at the Purchase Price and (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.

The notice, if mailed in a manner herein provided, will be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is mailed in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b) On the Purchase Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Offer to Purchase;

(2) not later than 11:00 a.m. (New York City time) deposit with the Paying Agent an amount equal to the Purchase Price in respect of all Notes or portions of the Notes so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with this Section 4.14.

(c) Prior to the Purchase Price, and as a condition to such payment (1) the requisite holders of each issue of Debt issued under an indenture or other agreement that may be violated by such payment shall have consented to such payment being made and waived the event of default, if any, caused by the Change of Control or (2) the Company shall repay all outstanding Debt issued under an indenture or other agreement that may be violated by a payment of the Purchase Price to the holders of Notes or the Company shall offer to repay all such Debt and make payment to the holders of such Debt that accept such offer and obtain waivers of any event of default arising under the relevant Indenture or other agreement from the remaining holders of such Debt.

(d) The Company will not be required to make an Offer to Purchase upon a Change of Control Triggering Event if (1) a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of this Indenture and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (2) a notice of redemption has been given pursuant to Section 3.07.

(e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations thereunder to the extent those laws and regulations are applicable in connection with any repurchase of Notes pursuant to this Section 4.14. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations described in this Indenture by virtue of such compliance.

(f) An Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of launching the Offer to Purchase.

(g) Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

Section 4.15 Limitation on Creation of Unrestricted Subsidiaries.

(a) The Company may designate any Subsidiary of the Company to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

(b) “Unrestricted Subsidiary” means:

(1) any Subsidiary designated as such by an Officer’s Certificate as set forth below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company, provided, however, that:

(1) (i) any Guarantee by the Company or a Restricted Subsidiary of any Debt of the Subsidiary to be so designated shall be deemed an “Incurrence” of such Debt and an “Investment” by the Company or such Restricted Subsidiary; and

(2) (ii) either (A) the Subsidiary to be so designated has total assets of $1,000,000 or less; or (B) the Company could make a Restricted Payment at the time of designation in an amount equal to the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary pursuant to Section 4.07 and such amount is thereafter treated as an “Investment” for the purpose of calculating the amount available for Restricted Payments thereunder.

(c) An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under Section 4.09 and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to Section 4.12.

Section 4.16 Limitation on Business Activities.

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business or Permitted Receivables Financings.

Section 4.17 Additional Note Guarantors.

(a) On and after the Issue Date, the Company will cause each of the Company’s Domestic Restricted Subsidiaries that guarantees the Company’s obligations under the Credit Agreement or other Debt of the Company (other than the 2018 Notes) to:

(1) execute and deliver a supplemental indenture to this Indenture, the form of which is attached as Exhibit C, pursuant to which such Restricted Subsidiary will agree to be a Guarantor under this Indenture and be bound by the terms of this Indenture applicable to Guarantors, including, but not limited to, Article 11; provided that such Guarantor shall deliver to the Trustee an Opinion of Counsel (such opinion or portions thereof may be in form and substance substantially similar to the Opinion of Counsel delivered on the Issue Date) to the effect that:

(i) such Note Guarantee has been duly executed and authorized; and

(ii) such Note Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; and

(2) waive and not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Note Guarantee.

(b) In addition, except during a Suspension Period, the Company shall cause such Domestic Restricted Subsidiary to become a party to the applicable Collateral Documents and consent to or become party to any applicable Intercreditor Agreement and take such actions necessary or advisable to grant to the Collateral Agent, for the benefit of itself and the Holders of the Notes, a perfected security interest in any Collateral held by such Domestic Restricted Subsidiary, subject to Permitted Liens.

Section 4.18 Maintenance of Properties and Insurance.

(a) The Company shall cause all material properties used or useful to the conduct of its business and the business of each of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and shall cause to be made all necessary renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a material adverse effect on the business of the Company and its Restricted Subsidiaries (taken as a whole); provided, however, that nothing in this covenant shall prevent the Company or its Restricted Subsidiaries from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (1)(i) in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of such entity and (ii) would not have a material adverse effect on the ability of the Company or the Guarantors to satisfy their obligations under the Notes, the Note Guarantees and this Indenture, and, to the extent applicable, (2) as otherwise permitted under Section 4.10.

(b) The Company shall provide, or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Board of Directors of the Company is adequate and appropriate for the conduct of the business of, or otherwise customary for, the Company and such Restricted Subsidiaries.

Section 4.19 Further Instruments and Acts.

Upon request of the Trustee, the Company and the Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.20 Effectiveness of Covenants.

(a) If on any date following the date of this Indenture:

(1) the Notes have Investment Grade Ratings from both Moody’s and S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “national recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency); and

(2) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), the Company and the Company’s Restricted Subsidiaries will not be subject to Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.15, 4.16 and 4.18, and clause (3) of Section 5.01(a) (collectively, the “Suspended Covenants”).

(b) In the event that the Company and the Company’s Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of Moody’s or S&P withdraw their Investment Grade Rating or downgrade the rating assigned to such series of Notes below an Investment Grade Rating, then the Company and the Company’s Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events. During the period beginning on the date of a Covenant Suspension Event and ending on a Reversion Date (a “Suspension Period”), (1) the amount of Excess Proceeds from Asset Sales shall be reset to zero and (2) no action taken or omitted to be taken with respect to the Suspended Covenants by the Company or any Subsidiary prior to the Reversion Date will give rise to a Default or Event of Default; provided, however, that (i) with respect to Restricted Payments made after the Reversion Date, the amount of Restricted Payments made will be calculated as though the limitations contained under Section 4.07 had been in effect since the date of this Indenture, such that Restricted Payments made during the Suspension Period will be deemed to have been permitted but will reduce the amount available to be made as Restricted Payments under Section 4.07(c), (ii) all Debt Incurred during such Suspension Period will be deemed to have been Incurred or issued pursuant to clause (4) under the definition of “Permitted Debt,” (iii) any Liens incurred during the Suspension Period in compliance with Section 4.12(b) will be deemed to have been incurred pursuant to clause (1) under the definition of “Permitted Liens,” and (iv) any encumbrance or restrictions incurred by any Restricted Subsidiary during the Suspension Period will be deemed to have been incurred pursuant to Section 4.08(b)(1).

(c) During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.

Section 4.21 Additional Interest Notice.

In the event that the Company is required to pay Additional Interest to holders of Notes pursuant to the Registration Rights Agreement, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen days prior to the proposed payment date for the Additional Interest, and the Addition Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of All or Substantially All Assets.

(a) The Company will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Subsidiary into the Company in which the Company is the continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:

(1) either: (i) the Company shall be the continuing Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Company (such Person, the “Surviving Entity”), (A) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (B) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under this Indenture and the Collateral Documents and shall cause such amendments, supplements, or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Surviving Entity, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions; provided, however, that at any time the Company or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation;

(2) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(3) either immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Company (or the Surviving Entity if the Company is not continuing) could Incur $1.00 of additional Debt (other than Permitted Debt) under the provisions described in Section 4.09(a);

(4) to the extent the Company is not the continuing Person, each Guarantor (unless it is a party to the transactions above, in which case Section 5.01(c) shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes and shall have by written agreement confirmed that its obligations under the Collateral Documents shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien or the Collateral owned by such Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral that may be perfected by the filing of a financing statement or similar document under the UCC or other similar statute or regulation of the relevant statutes or jurisdictions; and

(5) the Company delivers, or causes to be delivered, to the Trustee, in form satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture; provided, however, that (i) in giving such opinion such counsel may rely on an Officer’s Certificate as to compliance with the foregoing clauses (2) and (3) and as to any matters of fact and (ii) no Opinion of Counsel will be required for a consolidation, merger or transfer described in Section 5.01(b).

(b) Notwithstanding the foregoing, failure to satisfy the requirements of clauses (2) and (3) of Section 5.01(a) will not prohibit:

(1) a merger between the Company and a Restricted Subsidiary; or

(2) a merger between the Company and an Affiliate incorporated solely for the purpose of converting the Company into a corporation organized under the laws of the United States or any political subdivision or state thereof;

so long as, in each case, the amount of Debt of the Company and its Restricted Subsidiaries is not increased thereby.

(c) In addition, the Company will not permit any Guarantor in any transaction or series of transactions, to consolidate with or merge into any other Person (whether or not the Company or such Guarantor is the continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of such Guarantor’s assets (determined on a consolidated basis), to any other Person (other than to the Company or another Guarantor), unless:

(1) except in the case of a Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through consolidation, merger, sale, assignment, transfer or other disposition, either: (i) such Guarantor shall be the continuing Person or (ii) the Person (if other than such Guarantor) formed by such consolidation or into which such is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of such Guarantor (such Person, the “Surviving Guarantor”), (A) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (B) shall expressly assume, by a supplemental indenture, the performance of the covenants and obligations of such Guarantor under this Indenture, the Note Guarantee of such Guarantor and the Collateral Documents and shall cause such amendments, supplements, or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Surviving Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions;

(2) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(3) the transaction is made in compliance with Section 4.10 and this Section 5.01; and

(4) the Company delivers, or causes to be delivered, to the Trustee, in form satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture; provided that (i) in giving such opinion such counsel may rely on an Officer’s Certificate as to compliance with the foregoing clauses (2) and (3) and as to any matters of fact and (ii) no Opinion of Counsel will be required for a consolidation, merger or transfer between or among Guarantors or between a Guarantor and any Restricted Subsidiary where the Guarantor is the Surviving Person.

(d) For all purposes of this Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Section 5.02 Successor Entity Substituted.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in Section 5.01, the Surviving Entity or Surviving Guarantor, as applicable, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the applicable Guarantor, as applicable, under this Indenture with the same effect as if such Surviving Entity or Surviving Guarantor, as applicable, had been named as the Company or the applicable Guarantor, as applicable, therein; and when a Surviving Entity or Surviving Guarantor, as applicable, duly assumes all of the obligations and covenants of the Company or the applicable Guarantor, as applicable, pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) Each of the following is an “Event of Default” under this Indenture:

(1) default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2) default in the payment of any interest (including Additional Interest, if any) upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3) failure to perform or comply with Section 4.03 and continuance of such failure to perform or comply for a period of 120 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(4) except as permitted by this Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

(5) default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor in this Indenture or the Collateral Documents (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) of this Section 6.01(a)), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(6) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $50,000,000, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express final maturity or shall constitute a failure to pay principal at final maturity of at least $50,000,000 of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(7) the entry against the Company or any Restricted Subsidiary that is a Significant Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $50,000,000, by a court or courts of competent jurisdiction, which judgments remain unpaid, undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(8) The Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and the Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent;

(ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(iii) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; or

(iv) makes a general assignment for the benefit of its creditors;

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the most recent audited consolidated financial statements of the Company and the Restricted Subsidiaries), would constitute a Significant Subsidiary, in a proceeding in which the Company, any such Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and the Restricted Subsidiaries), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(ii) appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and the Restricted Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and the Restricted Subsidiaries), would constitute a Significant Subsidiary; or

(iii) orders the liquidation, dissolution or winding up of the Company, or any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and the Restricted Subsidiaries), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(10) the Liens created by the Collateral Documents shall not constitute a valid and perfected Lien on any portion of the Collateral with a fair market value or book value equal to or more than $25,000,000 intended to be covered thereby (to the extent perfection is required by this Indenture or the Collateral Documents) other than in accordance with the terms of the relevant Collateral Documents and this Indenture and other than the satisfaction in full of all obligations of the Company and the Guarantors under this Indenture or the release or amendment of any such Lien in accordance with the terms of this Indenture or the Collateral Documents, or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture and the relevant Collateral Documents, any of the Collateral Documents shall for whatever reason be terminated or cease to be in full force and effect, if, in either case, such Default continues for 30 days after notice, or the enforceability thereof shall be contested by the Company or any Guarantor.

(b) In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) of Section 6.01(a) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the default or defaults triggering such Event of Default pursuant to clause (6) of Section 6.01(a) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 20 business days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

(c) If an Event of Default specified in clause (8) or (9) of Section 6.01(a) occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Section 6.02 Acceleration.

(a) If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 6.01(a) with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in this Indenture.

(b) If an Event of Default described in clause (8) or (9) of Section 6.01(a) with respect to the Company occurs and is continuing, the principal of, premium, if any, and interest that is both accrued and unpaid on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(c) Notwithstanding the foregoing, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with Section 4.03 will, for the 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes. This additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. The additional interest will accrue on all outstanding Notes from, and including, the date on which an Event of Default relating to a failure to comply with such reporting obligations first occurs to, but not including, the 180th day thereafter (or such earlier date on which the Event of Default relating to the reporting obligations shall have been cured or waived). On such 180th day (or earlier, if an Event of Default relating to the reporting obligations is cured or waived prior to such 180th day), such additional interest will cease to accrue and the Notes will be subject to acceleration as provided above. If the Company does not elect to pay additional interest during the continuance of such an Event of Default, as applicable, in accordance with this paragraph, the Notes will be subject to acceleration as provided above.

(d) The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.03 Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing or past Default and its consequences hereunder, except:

(1) a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note held by a non-consenting Holder (including any Note which is required to have been purchased pursuant to an Offer to Purchase); and

(2) a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected,

provided, however, that, subject to Section 6.02, the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

The Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability or expense for which the Trustee has not received an indemnity reasonably satisfactory to it.

Section 6.06 Limitation on Suits.

(a) No Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, (2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, (3) such Holder or Holders offer and, if accepted, provide indemnity reasonably satisfactory to the Trustee, to institute such proceeding as Trustee, (4) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of indemnity and (5) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request within such 60-day period. Such limitations do not apply to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest on its Note, on or after the respective due dates expressed in such Note (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Sections 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and premium, if any, and interest remaining unpaid to but not including the date of payment on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceedings has been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13 Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

(a) first, to the Trustee and its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(b) second, to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively; and

(c) third, to the Company or to such party as a court of competent jurisdiction shall direct including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this paragraph, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Holder in the manner set forth in Section 14.02.

Section 6.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture or the Collateral Documents, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Collateral Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture and the Collateral Documents against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture or the Collateral Documents at the request or direction of any of the Holders unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it shall require an Officer’s Certificate and an Opinion of Counsel subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not assured to it.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder a notice of the Default within 90 days after it occurs. Except in the case of an Event of Default specified in clauses (1) or (2) of Section 6.01(a), the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interest of the Holders. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each October 15, beginning with the October 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

(b) A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with each national securities exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Company shall promptly notify the Trustee in writing in the event the Notes are listed on any national securities exchange, and of any delisting thereof.

Section 7.07 Compensation and Indemnity.

(a) The Company and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such reasonable compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business.

(b) The Company and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold each of the Trustee and any predecessor Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company or any Guarantor (including this Section 7.07)) or defending itself against any claim whether asserted by any Holder, the Company or any

Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

(c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d) To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(8) or (9) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a receiver or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(c) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(f) As used in this Section 7.08, the term “Trustee” shall also include each Agent.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee, subject to Section 7.10.

Section 7.10 Eligibility; Disqualification.

(a) There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

(b) This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11 Preferential Collection of Claims Against the Company.

(a) The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

(b) As used in this Article 7, the term “Trustee” shall also include the Collateral Agent in respect of the Collateral Documents.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

(a) Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders to receive payments in respect of the principal of and premium, if any, and interest on the Notes when such payments are due, solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(2) the Company’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith;

(4) the Company’s right of optional redemption under this Indenture; and

(5) this Section 8.02.

(b) Following the Company’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

(c) Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09, 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17 and 5.01(a)(3) with respect to the outstanding Notes, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, and such Notes and the Note Guarantees shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, the operation of Sections 6.01(a)(3), Section 6.01(a)(4), Section 6.01(a)(5) (only with respect to covenants in the Indenture or the Collateral Documents that are released as a result of such Covenant Defeasance), Section 6.01(a)(6), Section 6.01(a)(7), Section 6.01(a)(8) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Restricted Subsidiary), Section 6.01(a)(9) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Restricted Subsidiary) and Section 6.01(a)(10), in each case shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

(a) The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1) the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (i) money in an amount, or (ii) Government Securities, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (iii) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of this Indenture and the Notes;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case (i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, Legal Defeasance and discharge to be effected with respect to the Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Legal Defeasance and discharge were not to occur;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to the Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur;

(4) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto;

(5) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of such Act);

(6) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Company is a party or by which the Company is bound; and

(7) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with.

(b) Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance or clause (3) above with respect to a Covenant Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Company.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest, on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Company makes any payment of principal of or premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

(a) Notwithstanding Section 9.02, without the consent of any Holder, the Company, the Guarantors and the Trustee at any time and from time to time, may amend this Indenture, the Notes, the Note Guarantees or the Collateral Documents for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in this Indenture, the Notes, the Note Guarantees and, the Collateral Documents;

(2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any change that does not adversely affect the legal rights under this Indenture of any Holder;

(3) to add additional Events of Default;

(4) to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5) to evidence and provide for the acceptance of appointment under this Indenture or the Collateral Documents by a successor Trustee or Collateral Agent;

(6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;

(7) to add a Guarantor or to release a Guarantor in accordance with this Indenture, the Notes, the Note Guarantees and the Collateral Documents;

(8) to cure any ambiguity, defect, omission, mistake or inconsistency;

(9) to make any change that does not adversely affect the rights of any holder of the Notes;

(10) to comply with the provisions of DTC, Euroclear or Clearstream or the Trustee with respect to provisions of this Indenture or the Notes relating to transfers or exchanges of Notes or beneficial interests therein;

(11) to conform the text of this Indenture or the Notes to any provision of the “Description of 2020 notes” section of the Offering Memorandum to the extent that the Trustee has received an Officer’s Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision of this Indenture or the Notes;

(12) to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(13) to enter into additional or supplemental Collateral Documents or provide for additional Collateral; or

(14) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Collateral Documents or to release any Collateral from the Lien of this Indenture or of the Collateral Documents in accordance with this Indenture and the Collateral Documents.

In addition, the Collateral Agent and the Trustee are authorized to amend the Collateral Documents to comply with the provisions hereof and thereof.

Section 9.02 With Consent of Holders.

(a) Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees or the Collateral Documents with the consent of the Holders of a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b) The consent of the Holders is not necessary under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. A consent to any amendment, supplement or waiver under this Section 9.02 by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

(c) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to give such notice to all the Holders, or any defect therein, shall not, however, in any way impair or affect the validity of the amendment, supplement or waiver.

(d) Without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor,

(2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment or supplement, or the consent of whose Holders is required for any waiver,

(3) modify the obligations of the Company to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales if such modification was done after the occurrence of such Change of Control or such Asset Sale,

(4) modify or change any provision of this Indenture affecting the ranking of the Notes or any Note Guarantee in any manner adverse to the Holders of the Notes,

(5) modify any of the provisions of this Section 9.02(d) or provisions relating to waiver of defaults, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

(6) release any Note Guarantees required to be maintained under this Indenture or modify any Note Guarantees in any manner adverse to the Holders (other than in accordance with the terms of this Indenture, the Notes, the Note Guarantees and the Collateral Documents).

(e) Notwithstanding the foregoing, without consent of the Holders of at least two-thirds in aggregate principal amount of Notes then outstanding, an amendment, supplement or waiver may not modify any Collateral Document or the provisions in this Indenture dealing with Collateral Documents or application of trust moneys in any manner adverse to the Holders of the Notes or otherwise release any Collateral other than in accordance with this Indenture and, the Collateral Documents.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04 Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b) The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver.

Section 9.05 Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee shall sign and shall direct the Collateral Agent to sign (as applicable), any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Collateral Agent (if applicable). The Company may not sign an amendment, supplement or waiver until its Board of Directors approves it; provided, however, that no such approval is required for any release of Collateral under Section 10.07. In executing any amendment, supplement or waiver, the Trustee and the Collateral Agent shall receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 14.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture complies with the provisions hereof (including Section 9.03). Notwithstanding the foregoing, no Opinion of Counsel shall be required (i) in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a joinder or other supplement to the Collateral Documents in accordance with the Collateral Documents or (ii) in connection with the delivery of any other supplements to the Collateral Documents required to be delivered by the Company or any Guarantor pursuant to the terms of the Collateral Documents or the delivery and pledge of additional Collateral in accordance with the Collateral Documents (except as specifically required pursuant to Section 10.05 or 10.06).

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01 The Collateral Agent.

(a) The Collateral Agent shall be subject to such directions as may be given it by the Trustee from time to time as required or permitted by this Indenture and the Intercreditor Agreement. Except as directed by the Trustee and as required or permitted by this Indenture, the Intercreditor Agreement or the other Collateral Documents, the Collateral Agent shall not be obligated:

(1) to act upon directions purported to be delivered to it by any other Person;

(2) to foreclose upon or otherwise enforce any Lien securing the Notes and the Note Guarantees; or

(3) to take any other action whatsoever with regard to any or all of the Liens securing the Notes and the Note Guarantees, Collateral Documents or Collateral.

(b) The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents or sub-agents or attorneys-in-fact as it deems necessary or appropriate in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

(c) In connection with exercising any right, power or discretionary duty hereunder or under the Collateral Documents (for purposes of this clause, the “Agreements”), unless otherwise expressly provided under the Agreements, the Collateral Agent and the Trustee shall be entitled to conclusively rely upon the direction of Holders of a majority of the aggregate principal amount of the Notes. The Collateral Agent and the Trustee shall not have any liability for taking any action at the direction of such majority, or for any failure or delay of any such parties to provide timely direction to the Collateral Agent or the Trustee. Notwithstanding any other provision of the Agreements, (i) any such direction shall not conflict with any rule of law or with the Agreements and (ii) the Collateral Agent or the Trustee shall not be required to take any action that it determines might involve it in liability (unless the Collateral Agent or the Trustee has received satisfactory indemnity against such liability).

(d) The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the enforcement of this Indenture, the Collateral Documents or the Liens created by the Collateral Documents.

(e) Each successor Trustee may become the successor Collateral Agent as and when the successor Trustee becomes the Trustee.

Section 10.02 The Collateral.

(a) The payment of the principal of and interest (including Additional Interest, if any), and premium, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Notes or by any Guarantor pursuant to its Note Guarantee, the payment and performance of all other Obligations of the Company and the Guarantors under this Indenture, the Notes and the Collateral Documents are secured as provided in the Collateral Documents, which the Company and the Guarantors, as the case may be, have entered into simultaneously with the execution of this Indenture and will be secured by all Collateral Documents hereafter delivered as required or permitted by this Indenture and the Collateral Documents; provided that the Collateral shall exclude certain items of property, as provided in the Collateral Documents (collectively, the “Excluded Assets”).

(b) Each Holder, by its acceptance of any Notes and the Note Guarantees, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or as may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent and the Trustee, as applicable, to enter into and perform their respective obligations and exercise their respective rights under the Collateral Documents in accordance therewith, to bind the Holders on the terms set forth in the Collateral Documents and, unless violative of the provisions hereof and thereof, to execute any and all documents, amendments, waivers, consents, releases or other instruments required (or authorized) to be executed by it pursuant to the terms thereof.

(c) The Trustee and each Holder, by accepting the Notes and the Note Guarantees, acknowledges that, as more fully set forth in the Collateral Documents, the Collateral as now or hereafter constituted shall be held by the Collateral Agent for the benefit of all the Holders, the Collateral Agent and the Trustee, and that the Lien of this Indenture and the Collateral Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Collateral Documents and actions that may be taken thereunder. In the event of conflict between the Intercreditor Agreement, any of the other Collateral Documents and this Indenture, the Intercreditor Agreement shall control.

Section 10.03 Further Assurances.

(a) The Company shall, and shall cause each Guarantor to, at their sole expense, do or cause to be done all acts which may be reasonably necessary, whether or not requested by the Collateral Agent, to confirm that the Collateral Agent holds, for the benefit of the Holders and the Trustee, duly created, enforceable and perfected Liens and security interests in the Collateral (subject to Permitted Liens), pari passu with Liens securing other First Lien Indebtedness to the extent required by this Indenture and the Collateral Documents.

(b) As necessary, or upon request of the Collateral Agent or the Trustee, the Company and the Guarantors shall, at their sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions, which may be necessary to assure, perfect, transfer and confirm the property and rights and priority of Liens created or intended to be created by the Collateral Documents, including with respect to after-acquired Collateral, to the extent required thereunder.

Section 10.04 Impairment of Security Interest.

Neither the Company nor any of its Restricted Subsidiaries shall take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Agent and the Holders with respect to the Collateral provided, however, that the foregoing shall not be deemed to prohibit any other action or inaction that is otherwise permitted by this Indenture.

Section 10.05 After-Acquired Property.

If, prior to the release of Liens on the Collateral pursuant to clauses (2), (5), (6) or (7) under Section 10.07:

(1) property (other than Excluded Assets) is acquired by the Company or a Guarantor that is intended to be subject to the Lien created by the Collateral Documents but is not so subject,

(2) an Excluded Asset ceases to be an Excluded Asset,

(3) a Subsidiary of the Company becomes a Guarantor, or

(4) any property of the Company or any Guarantor becomes subject to a Lien with respect to the Obligations of the Credit Agreement (or the Guarantees thereof) and is not already subject to the Lien created by the Collateral Documents, then the Company or such Guarantor will, as soon as practical after such property’s acquisition or such property no longer being an Excluded Asset or such Subsidiary becoming a Guarantor or such property becoming subject to a Lien with respect to the Obligations under the Credit Agreement (or the Guarantees thereof), as applicable, provide security over such property (or, in the case of a new Guarantor, all of its assets that are Collateral) in favor of the Collateral Agent on a basis that would provide a Lien on such terms, in each case, consistent with the Collateral Documents in effect at such time, and take such additional actions as are reasonable and appropriate or advisable to create and fully perfect in favor of the secured parties under the Collateral Documents a valid and enforceable security interest in such Collateral (to the extent such perfection is required under the Collateral Documents), which shall be free of all other Liens except for Permitted Liens, provided that, with regard to real property (other than Excluded Assets) with a fair market value of $5,000,000 or more, the Company and any Guarantor shall have 90 days from the date of acquisition to execute and deliver the items described under Section 10.06. Any security interest provided pursuant to this Section 10.05 shall be accompanied by such Opinions of Counsel to the Company or the Guarantors addressed to the Trustee and the Collateral Agent as are customarily given by such counsel in the relevant jurisdiction, in form and substance customary for such jurisdiction, provided, however, that no such opinion shall be required to be delivered if the fair market value of Collateral subject to such security interest is less than $5,000,000 (as certified in an Officer’s Certificate to the Trustee and the Collateral Agent). In addition, if perfection is required by the Collateral Documents, the Company shall deliver an Officer’s Certificate to the Trustee and the Collateral Agent certifying that the necessary measures have been taken to perfect the security interest in such property.

Section 10.06 Real Estate Mortgages and Filings

With respect to real property that secures (or will secure) any Obligations under the Credit Agreement (or any Guarantee thereof) (the “Premises”):

(1) the Company or the applicable Guarantor shall deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the holders of the Notes, fully executed counterparts of Mortgages, each dated not later than 90 days of the date of this Indenture or 90 days of the date of acquisition of such property, as the case may be, in accordance with the requirements of this Indenture and/or the Collateral Documents, duly executed by the Company or the applicable Guarantor, together with satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected Lien against the properties purported to be covered thereby, subject to Permitted Liens, which Lien will be treated under the Intercreditor Agreement, as among the parties thereto, as pari passu with the Liens securing the 2018 notes, the Obligations under the Credit Agreement and obligations under other First Lien Indebtedness in accordance with the Intercreditor Agreement;

(2) the Collateral Agent shall have received mortgagee’s title insurance policies in favor of the Collateral Agent, and its successors and/or assigns, in the form necessary, with respect to the property purported to be covered by the applicable Mortgages, to insure that the interests created by the Mortgages constitute valid Liens thereon, free and clear of all Liens, defects and encumbrances, other than Permitted Liens, all such title policies to be in amounts equal to 110% of the estimated fair market value of the Premises covered thereby, and such policies shall also include, to the extent available, all such endorsements as shall be customary and shall be accompanied by evidence of the payment in full of all premiums thereon (or that satisfactory arrangements for such payment have been made); and

(3) the Company shall, or shall cause the Guarantors to, deliver to the Collateral Agent (x) with respect to each of the covered Premises then owned, such filings, surveys (or, alternatively, any updates or affidavits that the title company may reasonably require in order to issue the title insurance policies without an exception for survey coverage) (in each case, to the extent existing on the Issue Date), local counsel opinions (in the same form provided in connection with the mortgages delivered pursuant to the Credit Agreement), fixture filings, along with such other documents, instruments, certificates and agreements, as are appropriate, and (y) with respect to each of the covered Premises acquired after the date of this Indenture, such filings, surveys (to the extent existing at the time of the acquisition), fixture filings, instruments, certificates, agreements and/or other documents necessary to comply with clauses (1) and (2) above and to perfect the Collateral Agent’s security interest and Lien in such acquired covered Premises, which Lien will be treated under the Intercreditor Agreement, as among the parties thereto, as pari passu with the Liens securing the 2018 notes, the Obligations under the Credit Agreement and obligations under other First Lien Indebtedness in accordance with the Intercreditor Agreement, together with such local counsel opinions as, and substantially in the same form as, provided in connection with the mortgages delivered pursuant to the Credit Agreement (it being understood that surveys of after-acquired Premises shall only be required to the extent such surveys are in existence at the time of acquisition).

Section 10.07 Release of Liens on the Collateral.

(a) The Liens on the Collateral shall be automatically released with respect to the Notes and the Note Guarantees, as applicable:

(1) with respect to any Collateral securing the Note Guarantee of any Guarantor, when such Guarantor’s Note Guarantee is released in accordance with the terms of this Indenture;

(2) upon payment in full of principal, interest and all other obligations on the Notes issued under this Indenture;

(3) with the consent of holders of two-thirds in aggregate principal amount of the Notes, including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes;

(4) in connection with any disposition of Collateral (but excluding any transaction subject to Article V where the recipient is required to become the obligor on the Notes or a Guarantor) that is permitted by this Indenture;

(5) with respect to any particular item of Collateral, provided that there is then outstanding under the Credit Agreement at least $125,000,000 in aggregate debt and debt commitments, upon release by the Administrative Agent of the Liens on such item of Collateral securing the Obligations under the Credit Agreement;

(6) upon the exercise by the Company of its Legal Defeasance or Covenant Defeasance options, or the satisfaction and discharge of the Company’s obligations under this Indenture, under Article 8 or Article 13, as applicable; or

(7) upon the release or discharge of the Liens securing obligations under each of the Credit Facilities or any Guarantees thereof on any Collateral (with respect to the Lien on such Collateral); provided that the ratings then assigned to the Notes by both Moody’s and S&P will be, after giving effect to such release or discharge, Investment Grade Ratings, and a Suspension Period is then in effect;

provided, that, in the case of any release in whole pursuant clauses (2) or (6) above, all amounts then due and owing to the Trustee under this Indenture, the Notes, the Note Guarantees and the Collateral Documents have been paid.

In addition, the Liens on any Rule 3-16 Collateral will be automatically released to the extent necessary for any Subsidiary of the Company not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act, due to the fact that such Subsidiary’s capital stock secures the Notes, to file separate financial statements with the SEC.

(b) To the extent required herein, the Company or the applicable Guarantor shall furnish to the Trustee, prior to each proposed release of such Collateral pursuant to this Indenture, an Officer’s Certificate and an Opinion of Counsel as required under Section 14.04.

(c) The release of any Collateral from the terms of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof or affect the Lien of this Indenture or the Collateral Documents if and to the extent the Collateral is released pursuant to this Indenture or the Collateral Documents or upon the termination of this Indenture.

(d) Upon such release or any release of Collateral or any part thereof in accordance with the provisions of this Indenture or the Collateral Documents, upon the request and at the sole cost and expense of the Company and the Guarantors, the Trustee shall direct the Collateral Agent to:

(1) assign, transfer and deliver to the Company or the applicable Guarantor, as the case may be, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Collateral or any part thereof to be released as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms of the Collateral Documents;

(2) execute and deliver UCC financing statement amendments or releases (which shall be prepared by the Company or any Guarantor) to the extent necessary to delete such Collateral or any part thereof to be released from the description of assets in any previously filed financing statements; and

(3) execute and deliver such documents, instruments or statements (which shall be prepared by the Company) and take such other action as the Company may request to cause to be released and reconveyed to the Company, or the applicable Guarantor, as the case may be, such Collateral or any part thereof to be released and to evidence or confirm that such Collateral or any part thereof to be released has been released from the Liens of each of this Indenture and each of the Collateral Documents.

(e) Notwithstanding any provision to the contrary herein, as and when requested in writing by the Company, the Trustee shall direct the Collateral Agent to execute and deliver UCC financing statement amendments or releases (which shall be prepared by the Company or any Guarantor) to the extent necessary to delete Excluded Assets from the description of assets in any previously filed financing statements. If requested in writing by the Company, the Trustee shall direct the Collateral Agent to execute and deliver such documents, instruments or statements (which shall be prepared by the Company) and to take such other action as the Company may request to cause to be released and reconveyed to the Company, or the applicable Guarantors, as the case may be, such Excluded Assets described in the immediately preceding sentence and to evidence or confirm that such Excluded Assets have been released from the Liens of each of the Collateral Documents. The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such directions from the Trustee.

Section 10.08 Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Collateral Documents.

(a) Subject to the provisions of the Collateral Documents and unless otherwise expressly provided herein or therein, the Trustee may, at the direction of a majority of the Holders, direct the Collateral Agent to take all actions necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Company and the Guarantors hereunder and thereunder. Subject to the provisions of the Collateral Documents, the Trustee shall have the power to institute and to maintain such suits and proceedings in order to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as are necessary to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

(b) The Trustee or the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence (or gross negligence in the case of the Collateral Agent) or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Notwithstanding the foregoing, the Trustee or the Collateral Agent shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Collateral Documents or otherwise.

(c) The Trustee, in giving any consent or approval under this Indenture or the Collateral Documents, shall be entitled to receive, as a condition to such consent or approval, an Officer’s Certificate to the effect that the action or omission for which consent or approval is to be given does not violate this Indenture or the Collateral Documents, and the Trustee shall be fully protected in giving such consent or approval on the basis of such Officer’s Certificate.

Section 10.09 Compliance with Trust Indenture Act With Respect to the Collateral.

The Company will comply with the applicable provisions of the Trust Indenture Act as they relate to the Collateral. The Company will cause Section 313(b) of the Trust Indenture Act, relating to reports, and Section 314(d) of the Trust Indenture Act, relating to the release of property and to the substitution therefor of any property to be pledged as Collateral for the Notes, to be complied with from and after the date this Indenture is qualified under the Trust Indenture Act. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this Section 10.09, the Company will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if it determines, in good faith based on advice of counsel, that under the terms of Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) is inapplicable to all or any part of the Collateral or the release, deposit or substitution thereof.

Prior to the release of all of the Collateral from the Liens under the Collateral Documents, the Company will furnish to the Collateral Agent and the Trustee no later than January 20 in each year beginning with January 20, 2011, one or more Opinions of Counsel, dated as of such date, either:

(1) stating that, in the opinion of such counsel, such financing statements have been filed, and such other actions have been taken, that are required by the Collateral Documents to be so filed or so taken to perfect, and maintain the perfection of, the Liens under the Collateral Documents with respect to the Collateral and reciting with respect to the Liens in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, or

(2) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

ARTICLE 11

GUARANTEES

Section 11.01 Note Guarantee.

(a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (1) the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment by the Company when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 11.06.

(c) [Reserved]

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

(f) Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g) In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 11.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Note Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 11.03 Execution and Delivery.

(a) To evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

(b) Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(c) If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantees shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

(e) If required by Section 4.17, the Company shall cause any newly created or acquired Domestic Restricted Subsidiary to comply with the provisions of Section 4.17 and this Article 11, to the extent applicable.

Section 11.04 Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 11.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 11.05 Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 11.06 Release of Note Guarantees.

(a) A Note Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and such Note Guarantee shall thereupon terminate and be discharged and of no further force and effect, and no further action by such Guarantor, the Company or the Trustee shall be required for the release of such Guarantor’s Note Guarantee:

(1) (A) concurrently with any sale, exchange, disposition or transfer (by merger or otherwise) of any Capital Interests, or all or substantially all assets, of such Guarantor in accordance with the applicable provisions of this Indenture, following which such Guarantor is no longer a Subsidiary; provided that, in each of the foregoing cases, such disposition is made in compliance with this Indenture, including Section 4.10 (it being understood that only such portion of the Net Cash Proceeds as is required to be applied on or before the date of such release in accordance with Section 4.10 needs to be applied in accordance therewith at such time), Section 4.15 and Article 5;

(B) upon the release or discharge of the guarantee by such Guarantor of its Obligations under the Credit Agreement and any other Debt of the Company; provided that (a) the Credit Agreement is, after giving effect to such release, terminated and all amounts owing thereunder have been paid in full, and (b) the ratings then assigned to the Notes by both Moody’s and S&P are Investment Grade Ratings; provided, that if such Person has Incurred any Debt in reliance on its status as a Guarantor under Section 4.09, such Guarantor’s obligations under Debt so Incurred are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Guarantor) under Section 4.09;

(C) concurrently with the designation of such Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture;

(D) upon the merger or consolidation of such Guarantor with and into either the Company or any other Guarantor that is the surviving person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all or substantially all of its assets to either the Company or another Guarantor; or

(E) upon the Company exercising its Legal Defeasance or Covenant Defeasance options in accordance with Article 8 or the Company’s obligations under this Indenture being discharged in accordance with the terms of this Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(b) At the written request of the Company, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Note Guarantee.

ARTICLE 12

[RESERVED]

ARTICLE 13

SATISFACTION AND DISCHARGE

Section 13.01 Satisfaction and Discharge.

(a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes when:

(1) either (i) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust) have been delivered to the Trustee for cancellation; or

(ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Debt on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest, including Additional Interest, if any, to the Stated Maturity or date of redemption, as the case may be;

(2) the Company has paid or caused to be paid all other sums then due and payable by it under this Indenture;

(3) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be; and

(4) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel reasonably acceptable to the Trustee, each stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 13.02 Application of Trust Money.

(a) Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

(b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01; provided that if the Company has made any payment of principal of or premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 14

MISCELLANEOUS

Section 14.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

Section 14.02 Notices.

(a) Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested) or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to the others’ addresses:

If to the Company and/or any Guarantor:

c/o Brocade Communications Systems, Inc.

1745 Technology Drive

San Jose, California 95110

Fax No.: 408-333-5630

Attention: General Counsel

With a copy to:

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, California 94306

Fax No: (650) 849-7400

Attention: Nancy Wojtas

If to the Trustee:

c/o Wells Fargo Bank National Association

MAC [E2818-176]

707 Wilshire Boulevard, 17th Floor

Los Angeles, CA 90017

Fax No.: (213) 614-3355

Attention: Corporate Trust Services

With a copy to:

Thompson Hine LLP

335 Madison Avenue, 12th Floor

New York, NY 10017

Fax No: (212) 344-6101

Attention: Irving C. Apar, Esq.

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(b) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c) Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e) Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f) The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic .pdf transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g) If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 14.03 Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 14.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; provided that no Officer’s Certificate shall be required in connection with the issuance of Notes on the Issue Date; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that no such Opinion of Counsel shall be required in connection with the issuance of Notes on the Issue Date.

Section 14.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 14.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.07 No Personal Liability of Stockholders, Partners, Officers or Directors.

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes, any Note Guarantee or this Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Section 14.08 Governing Law.

THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 14.09 Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 14.10 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 14.11 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.12 Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.06.

Section 14.13 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.14 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

Section 14.15 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.16 U.S.A. PATRIOT Act.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Trustee will ask for documentation to verify its formation and existence as a legal entity. The Trustee may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The parties each agree to provide all such information and documentation as to themselves as requested by the Trustee to ensure compliance with federal law.

Section 14.17 Qualification of Indenture.

The Company and the Guarantors shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement.

[Signatures on following page]

BROCADE COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Richard Deranleau
Name: Richard Deranleau Title: Vice President and Chief Financial Officer

[Signature Page to Indenture]

BROCADE COMMUNICATIONS SYSTEMS SKYPORT LLC

By:	/s/ Richard Deranleau
Name: Richard Deranleau Title: Chief Financial Officer

[Signature Page to Indenture]

INRANGE TECHNOLOGIES CORPORATION

By:	/s/ Richard Deranleau
Name: Richard Deranleau Title: Chief Financial Officer

[Signature Page to Indenture]

MCDATA CORPORATION

By:	/s/ Richard Deranleau
Name: Richard Deranleau Title: Chief Financial Officer

[Signature Page to Indenture]

MCDATA SERVICES CORPORATION

By:	/s/ Richard Deranleau
Name: Richard Deranleau Title: Treasurer

[Signature Page to Indenture]

STRATEGIC BUSINESS SYSTEMS, INC.

By:	/s/ Jean Furter
Name: Jean Furter Title: Treasurer

[Signature Page to Indenture]

FOUNDRY NETWORKS, LLC

By:	/s/ Richard Deranleau
Name: Richard Deranleau Title: Chief Financial Officer

[Signature Page to Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hall
Name: Maddy Hall Title: Vice President

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES

AND ADDITIONAL NOTES

Section 1.1 Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period”, with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

(b) Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.3(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.3(e)
“IAI Global Note”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)

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Term:	Defined in Section:
“Restricted Notes Legend”	2.3(e)
“Rule 144A Notes”	2.1(a)
“Rule 144A Global Note”	2.1(b)

Section 2.1 Form and Dating.

(a) The Initial Notes issued on the date hereof shall be (i) offered and sold by the Company to the Initial Purchasers and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S (“Regulation S Notes”). Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend (collectively, the “IAI Global Note”) shall also be issued on the Issue Date, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note or any other Note without a Restricted Notes Legend until the expiration of the Distribution Compliance Period. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Exchange Note in global form are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.3(c) below.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

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Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of certificated Notes.

Section 2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer of the Company (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $300,000,000, (b) subject to the terms of this Indenture, Additional Notes and (c) the Exchange Notes an Exchange Offer and pursuant to the Registration Rights Agreement and for a like principal amount of Initial Notes exchanged pursuant thereto. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes.

Section 2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

(B) if such Definitive Notes are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

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(C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the applicable legends set forth in Section 2.3(f)(i).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i) (A) certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit B or (3) outside the United States of America in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; or (B) such other certification and Opinion of Counsel as the Trustee shall require; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note or the IAI Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either the Regulation S Global Note or the Rule 144A Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

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(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 prior to the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Regulation S Global Note. (i) Prior to the expiration of the Distribution Compliance Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Company, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or another available exemption, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Notes of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States of America. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note or the IAI Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Note to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Notes of $250,000. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. In the case of a transfer of a beneficial interest in the Regulation S Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

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(ii) Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

(e) Legends.

(i) Except as permitted by the following paragraphs (ii), (iii) or (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND [IN THE CASE OF RULE 144A NOTES: THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)] [IN THE CASE OF REGULATION S NOTES: WHEN THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ARE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F)

6

PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]”

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

7

(iii) After a transfer of any Initial Notes or Additional Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or Additional Notes shall cease to apply and the requirements that any such Initial Notes or Additional Notes be issued in global form shall continue to apply.

(iv) Upon the consummation of an Exchange Offer with respect to the Initial Notes or Additional Notes pursuant to which Holders of such Initial Notes or Additional Notes are offered Exchange Notes in exchange for their Initial Notes or Additional Notes, all requirements pertaining to Initial Notes or Additional Notes that Initial Notes or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes or Additional Notes in such Exchange Offer.

(v) Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Note or Additional Note acquired pursuant to Regulation S, all requirements that such Initial Note or Additional Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note or Additional Note be issued in global form shall continue to apply.

(vi) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

8

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(iii) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Global Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the Definitive Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes with the Restricted Notes Legend to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of the Definitive Notes so accepted Definitive Notes without the Restricted Notes Legend in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

9

Section 2.4 Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 or issued in connection with an Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture. In addition, any Affiliate of the Company or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note, by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by the Indenture or the Company or Trustee.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note or Additional Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(f), bear the Restricted Notes Legend.

(c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

10

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [                    ]

ISIN [                    ]1

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

6.875% Senior Secured Note due 2020

No. ___	[Up to][$______________]

BROCADE COMMUNICATIONS SYSTEMS, INC.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                      U.S. Dollars] on January 15, 2020.

Interest Payment Dates: January 15 and July 15

Record Dates: January 1 and July 1

[1]	Rule 144A Note CUSIP: 111621 AHI

Rule 144A Note ISIN: US111621AH13

Regulation S Note CUSIP: U11097 AC3

Regulation S Note ISIN: USU11097AC34

IAI Note CUSIP: 111621 AJ7

IAI Note ISIN: US111621AJ78

Exchange Note CUSIP: 111621 AK4

Exchange Note ISIN: US111621AK42

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated: [            ] [    ], 20[    ]

BROCADE COMMUNICATIONS SYSTEMS, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated:

[Back of Note]

6.875% Senior Secured Notes due 2020

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Brocade Communications Systems, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 6.875% per annum from and including [January 20, 2010]2[                    ]3 until but excluding maturity and shall pay Additional Interest, if any. The Company shall pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance; provided that the first Interest Payment Date shall be July 15, 2010. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, including Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Company shall pay interest, including Additional Interest, if any, on the Notes to the Persons who are registered holders of Notes at the close of business on January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal of and premium, if any, and interest, including Additional Interest, if any, on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest, including Additional Interest, if any, may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, including Additional Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under an Indenture, dated as of January 20, 2010 (the “Indenture”), among the Company, the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 6.875% Senior Secured Notes due 2020. The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture and those

[2]	With respect to the Initial Notes.
[3]	With respect to Notes other than the Initial Notes. Fill in appropriate date.

made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. REDEMPTION AND REPURCHASE.

The Notes are subject to optional redemption, and may be subject of an Offer to Purchase, as further described in the Indenture. The Company shall not be required to make mandatory sinking fund payments with respect to the Notes.

6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the Indenture.

10. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

[11. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of January 20, 2010 among the Company, the Guarantors named therein and the other parties named on the signature pages thereof (the “Registration Rights Agreement”), including the right to receive Additional Interest.]4

12. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

[4]	Include for Notes that have registration rights under the Registration Rights Agreement.

13. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Company at the following address:

c/o Brocade Communications Systems, Inc.

1745 Technology Drive

San Jose, California 95110

Fax No.: 408-333-5630

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: ____________________________________________________________________

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________________________________________

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $             principal amount of Notes held in (check applicable space)                      book-entry or                      definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the holding period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States of America to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	outside the United States of America in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4), (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10         ☐ Section 4.14

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF

TRANSFEREE LETTER OF REPRESENTATION

Brocade Communications Systems, Inc.

1745 Technology Drive

San Jose, California 95110

Fax No.: 408-333-5630

Attention: General Counsel

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[            ] principal amount of the 6.875% Senior Secured Notes due 2020 (the “Notes”) of Brocade Communications Systems, Inc. (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States of America within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000, or (f) pursuant to any other available exemption from the

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registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (c), (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE: ,

by:

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EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [                    ] [__], 20[__], among                      (the “Guaranteeing Subsidiary”), a subsidiary of Brocade Communications Systems, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 20, 2010, providing for the issuance of an unlimited aggregate principal amount of 6.875% Senior Secured Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 11 thereof.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title: